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                                                                    EXHIBIT 99.2


================================================================================

                         RECEIVABLES FINANCING AGREEMENT
                          Dated as of December 15, 2000

                                      among

                           KBK ACCEPTANCE COMPANY LP,
                                 as the Borrower

                              KBK FINANCIAL, INC.,
                                 as the Servicer

                        AUTOBAHN FUNDING COMPANY L.L.C.,
                                  as the Lender

                    DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG,
                           as the Administrative Agent

                                       and

                                BANK ONE, N. A.,
                             as the Collateral Agent

================================================================================

                                                 Receivables Financing Agreement


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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

       Section  1.1  Defined Terms .................................................  1
       Section  1.2  Other Definitional Provisions ................................. 24
       Section  1.3  Other Terms ................................................... 24
       Section  1.4  Computation of Time Periods ................................... 25

                                   ARTICLE II
                      THE COMMITMENT, BORROWING PROCEDURES
                          AND NOTE; HEDGING AGREEMENTS

       Section  2.1  The Lender's Commitment ....................................... 25
       Section  2.2  Borrowing Procedures .......................................... 25
       Section  2.3  Funding ....................................................... 25
       Section  2.4  Representation and Warranty ................................... 25
       Section  2.5  Note .......................................................... 25
       Section  2.6  CP Maturities ................................................. 26
       Section  2.7  Borrowing Base Surplus ........................................ 26

                                   ARTICLE III
                              INTEREST, FEES, ETC.

       Section  3.1  Interest Rates ................................................ 26
       Section  3.2  Interest Payment Dates ........................................ 27
       Section  3.3  Fees .......................................................... 27
       Section  3.4  Computation of Interest and Fees .............................. 27

                                   ARTICLE IV
                           REPAYMENTS AND PREPAYMENTS;

                      DISTRIBUTION OF COLLECTIONS; ACCOUNTS

       Section  4.1   Repayments and Prepayments ................................... 28
       Section  4.2  Application of Collections .................................... 28
       Section  4.3  Accounts; Permitted Investment ................................ 29

                                    ARTICLE V
                                    PAYMENTS

       Section 5.1 Making of Payments .............................................. 31
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       Section  5.2  Application of Certain Payments ............................... 31
       Section  5.3  Due Date Extension ............................................ 31

                                   ARTICLE VI
                              INCREASED COSTS, ETC.

       Section  6.1  Increased Costs ............................................... 32
       Section  6.2  Funding Losses ................................................ 33

                                   ARTICLE VII
                             CONDITIONS TO BORROWING

       Section  7.1  Initial Loan .................................................. 33
       Section  7.2  All Loans ..................................................... 34

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

       Section  8.1  Organization and Good Standing, etc ........................... 36
       Section  8.2  Power and Authority; Due Authorization ........................ 36
       Section  8.3  No Violation .................................................. 36
       Section  8.4  Validity and Binding Nature ................................... 36
       Section  8.5  Government Approvals .......................................... 36
       Section  8.6  Financial Condition ........................................... 37
       Section  8.7  Margin Regulations ............................................ 37
       Section  8.8  Quality of Title .............................................. 37
       Section  8.9  Accuracy of Information ....................................... 37
       Section  8.10  Offices ...................................................... 37
       Section  8.11  Trade Names .................................................. 38
       Section  8.12  Taxes ........................................................ 38
       Section  8.13  Compliance with Applicable Laws; Licenses, etc ............... 38
       Section  8.14  No Proceedings ............................................... 38
       Section  8.15  Investment Company Act, Etc .................................. 38
       Section  8.16  Eligible Receivables ......................................... 39

                                   ARTICLE IX
                              COVENANTS OF BORROWER

       Section  9.1  Affirmative Covenants ......................................... 39
       Section  9.2  Negative Covenants of the Borrower ............................ 44
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                                    ARTICLE X
                       TERMINATION EVENTS AND THEIR EFFECT

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       Section  10.1  Termination Events ........................................... 46
       Section  10.2  Effect of Termination Event .................................. 48

                                   ARTICLE XI
                                  THE SERVICER

       Section  11.1  KBK as Initial Servicer ...................................... 48
       Section  11.2  Certain Agreements of the Servicer ........................... 48

                                   ARTICLE XII
                    ADMINISTRATIVE AGENT AND COLLATERAL AGENT

       Section  12.1  Authorization and Action ..................................... 49
       Section  12.2  The Administrative Agent's and the Collateral
                        Agent's Reliance, Etc ...................................... 49
       Section  12.3  The Liquidity Agent, the Collateral Agent,
                        the Administrative Agent and Affiliates .................... 50
       Section  12.4  Appointment and Powers of the Collateral Agent ............... 50
       Section  12.5  The Collateral Agent and Employees of
                        the Collateral Agent ....................................... 51
       Section  12.6  Successor Agent .............................................. 51
       Section  12.7  Delegation of Duties ......................................... 52

                                  ARTICLE XIII
                                  ASSIGNMENTS

       Section  13.1  Restrictions on Assignments .................................. 53
       Section  13.2  Documentation ................................................ 53
       Section  13.3  Rights of Assignee of the Lender ............................. 54
       Section  13.4  Notice of Assignment by the Lender ........................... 54

                                   ARTICLE XIV
                                 INDEMNIFICATION

       Section  14.1  General Indemnity of the Borrower ............................ 54
       Section  14.2  Indemnity of the Servicer .................................... 55
       Section  14.3  Contribution ................................................. 56

                                   ARTICLE XV
                                  MISCELLANEOUS

       Section  15.1  No Waiver; Remedies .......................................... 57
       Section  15.2  Amendments, Etc .............................................. 57
       Section  15.3  Notices, Etc ................................................. 57
       Section  15.4  Costs, Expenses and Taxes .................................... 58
       Section  15.5  Binding Effect; Survival ..................................... 58
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       Section  15.6  Captions and Cross Reference ................................. 59
       Section  15.7  Severability ................................................. 59
       Section  15.8  GOVERNING LAW ................................................ 59
       Section  15.9  Counterparts ................................................. 59
       Section  15.10  WAIVER OF JURY TRIAL ........................................ 59
       Section  15.11  No Proceedings .............................................. 59
       Section  15.12  Entire Agreement ............................................ 60
       Section  15.13  Confidentiality ............................................. 60
       Section  15.14  Limited Recourse ............................................ 60
       Section  15.15  Third Party Beneficiary ..................................... 60

       Exhibit A       Form of the Borrowing Request (Section 2.2)
       Exhibit B       Form of Lender Note (Section 2.5)
       Exhibit C       Form of Monthly Report (Section 9.1(h)(v))
       Exhibit D       Form of Borrowing Base Certificate (Section 9.1(h)(v))
       Exhibit E       Forms of Receivables Agreements

       Schedule I      Lockbox Banks and Lockbox Accounts
       Schedule 8.11   Trade Names
       Schedule 8.14   Description of Proceedings
       Schedule 9.1(f)  Description of Credit and Collection Policy
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                                                 Receivables Financing Agreement

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         THIS RECEIVABLES FINANCING AGREEMENT is made and entered into as of
December 15, 2000, among KBK ACCEPTANCE COMPANY LP, a Texas limited partnership (the "Borrower"), KBK FINANCIAL, INC., a Delaware corporation ("KBK"), as the initial servicer (in such capacity, the "Servicer"), AUTOBAHN FUNDING COMPANY L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, the "Lender"), DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG ("DG Bank"), as administrative agent for the Lender (in such capacity, the "Administrative Agent"), and BANK ONE, N.A. ("Bank One"), as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent").

                                   BACKGROUND:

         1. The Borrower desires that the Lender extend financing to the Borrower, on the terms and conditions set forth herein.

         2. The Lender is willing to provide such financing on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

         "Account Transfer and Purchase Agreement" means any Account Transfer and Purchase Agreement, executed between KBK and a Customer pursuant to which such Customer sells, and KBK buys, certain accounts originated by such Customer subject to the terms and conditions set forth therein.

         "Accrued Liability" means any amount and any other obligations and liability (other than Premiums) owed by the Borrower to Royal in respect of any claims paid by Royal to the Borrower pursuant to the Royal Policy, including interest thereon and all other amounts (other than the Premiums) due and owing to Royal as specified in the Royal Policy and other Transaction Documents.

         "Actual Excess Recoveries" means, for any Collection Period, the dollar amount, as calculated for each Loan Receivable that became a Defaulted Receivable during any preceding Collection Period equal to the excess, if any, of (a) the cash recoveries received during such current Collection Period, over
(b) the excess, if any, of (i) the Estimated Future Recovery for such Loan Receivable over (ii) the total cash recoveries received during all previous Collection Periods for such Loan Receivable.

                                                 Receivables Financing Agreement

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         "Administrative Agent" has the meaning set forth in the Preamble.

         "Administrative Agent Fee Letter" means the fee letter, dated as of December 15, 2000, entered into between the Borrower and the Administrative Agent in connection with the transaction contemplated herewith.

         "Adverse Claim" means, a lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person (other than the Collateral Agent or Custodian, as such).

         "Affected Party" means each of the Lender, the Administrative Agent, the Collateral Agent, the Custodian, each Liquidity Provider, the Liquidity Agent, the Backup Servicer, each Hedge Counterparty, Royal, and any assignee or participant thereof.

         "Affiliate" of any Person means any other Person that (a) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (b) is an officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The word "Affiliated" has a correlative meaning.

       "Agreement" means this Receivables Financing Agreement, as supplemented by the Administrative Agent Fee Letter and as it may be further amended, supplemented or otherwise modified from time to time.

       "Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of:

         (a) the arithmetic average of rates of interest most recently announced by The Chase Manhattan Bank ("Chase") and Morgan Guaranty Trust Company of New York ("Morgan"), respectively, at their respective principal office in New York, New York as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced), which rate is not necessarily intended to be the lowest rate of interest determined by Chase or Morgan, as applicable, in connection with extensions of credit; and

         (b) the Federal Funds Rate most recently determined by DG Bank plus 0.50% per annum.

         "Backup Servicer" means Bank One, N.A., and any of its successors and permitted assigns.


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                                                 Receivables Financing Agreement

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         "Backup Servicer Fee Letter" means the fee letter dated December 15,
2000, entered into between the Borrower and the Backup Servicer in connection with the transaction contemplated hereby.

         "Backup Servicer Fees" means the fees payable to the Backup Servicer pursuant to the Backup Servicer Fee Letter.

         "Backup Servicing Agreement" means the Backup Servicing Agreement, dated as of December 15, 2000, between the Servicer, the Backup Servicer and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

         "Bank One" has the meaning set forth in the Preamble.

         "Bank Rate" means, for any Interest Period, an interest rate per annum equal to the Eurodollar Rate (Reserve Adjusted) for such Interest Period, plus 1.25%; provided that the "Bank Rate" shall be equal to the Alternate Reference Rate in effect for any Interest Period if and when it is or becomes unlawful for the Administrative Agent or any Liquidity Provider to obtain funds in the London interbank market or the Administrative Agent or the Liquidity Agent is unable to determine the applicable Eurodollar Rate prior to the commencement of such Interest Period.

         "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. Section 101, et seq., as amended.

         "Borrower" has the meaning set forth in the Preamble.

         "Borrowing Base" means, at any date of determination, an amount equal to:

         (a) 92% of the difference of (i) the aggregate Outstanding Balances of all Eligible Commercial Loan Receivables, minus
                  (ii) the Excess Commercial Loan Concentration Amount; plus

         (b) 50% of the difference of (i) the aggregate Outstanding Balances of all Eligible Leveraged Term Loan Receivables, minus (ii) the Excess Leveraged Term Loan Receivables Concentration Amount; plus

         (c) the difference of (i) the aggregate Outstanding Balances of all Eligible Purchased Receivables, minus (ii) Excess Purchased Receivables Concentration Amount, minus (iii) Total Purchased Receivables Reserves; plus

         (d) the amount on deposit in the Collection Account, minus the amount of Required Cash Reserves; minus

         (e)      the Excess Obligor Concentration Amount.

         "Borrowing Base Certificate" means the certificate substantially in the form of Exhibit D.

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                                                 Receivables Financing Agreement

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         "Borrowing Base Deficit" means at any time, an amount equal to the excess, if any, of (a) the aggregate Outstanding Balances of all Loans, minus
(b) the Borrowing Base.

         "Borrowing Base Surplus" means at any time, an amount equal to the excess, if any, of (a) the Borrowing Base minus (b) the aggregate Outstanding Balances of all Loans.

         "Borrowing Date" has the meaning set forth in Section 2.2.

         "Borrowing Request" has the meaning set forth in Section 2.2.

         "Business Day" means any day on which (a) commercial banks in New York and Texas are not authorized or required to be closed, and (b) in the case of a Business Day which relates to a Eurodollar Loan, dealings are carried on in the interbank eurodollar market.

         "Change in Control" means (i) with respect to Borrower, that at any time KBK shall fail to own, directly or indirectly and free and clear of any Adverse Claim, 100% of the outstanding capital of the Borrower on a fully diluted basis, (ii) with respect to KBK, that at any time Parent shall fail to own, directly free and clear of any Adverse Claim, 100% of the share of outstanding voting stock of KBK on a fully diluted basis, and (iii) with respect to Parent, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) of 40% or more of the shares of outstanding voting stock of Parent on a fully diluted basis; provided, however, that the term "person" as used in the preceding clause
(iii) shall not include Robert G. McGee, Harris A. Kaffie or Daniel R. Feehan, their respective family members and the Affiliates of any of them.

         "Collateral" has the meaning set forth in Section 2.1 of the Security Agreement.

         "Collateral Agent" has the meaning set forth in the Preamble.

         "Collateral Agent Fee Letter" means the fee letter, dated as of December 15, 2000, entered into between the Borrower and the Collateral Agent in connection with the transaction contemplated herewith.

         "Collateral Agent Fees" means the fees payable to the Collateral Agent pursuant to the Collateral Agent Fee Letter.

         "Collection Account" has the meaning set forth in Section 4.3(b).

         "Collection Account Bank" means, Bank One, N.A., or such other financial institution acceptable to the Administrative Agent and Royal.

         "Collection Period" means, with respect to a Distribution Date, the calendar month immediately preceding such Distribution Date.


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                                                 Receivables Financing Agreement

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         "Collections" means all payments made by or on behalf of the Obligors or any other Person in respect of the Receivables, and all proceeds of any Obligor Collateral or any other Collateral, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, including, without limitation, (a) any late charges, scheduled payments, prepayments or other amounts paid by or on behalf of the Obligor pursuant to any Underlying Documents, (b) any disposal, liquidation, and insurance proceeds and recoveries with respect to the Collateral, (c) all investment earnings on the Collection Account or Lockbox Accounts, (d) any amount paid by KBK or the Servicer in connection with any repurchase of any such Receivables from the Borrower pursuant to the Purchase and Sale Agreement or the Servicing Agreement or (e) any net amount paid by any Hedge Counterparty to the Borrower pursuant to a Hedging Agreement.

         "Commercial Loan Receivables" means, collectively, the Term Loan Receivables and the Revolving Loan Receivables.

         "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Lender.

         "Commercial Paper Rate" means, with respect to any Interest Period, the per annum rate equal to the weighted average of the rates payable by the Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Commercial Paper Notes (or other borrowings to fund small or odd amounts) that is allocated, in whole or in part, by the Administrative Agent to fund or maintain the Loans during such period, as determined by the Administrative Agent; provided that the "Commercial Paper Rate" shall be calculated in a manner which includes the costs and expenses of the Lender of issuing the related Commercial Paper Notes, including all capitalized interest on discount, dealer commissions thereon and note issuance costs in connection therewith.

         "Commitment Fees" has the meaning set forth in the Administrative Agent Fee Letter.

         "Commitment Termination Date" means the earliest to occur of: (a) the Scheduled Commitment Termination Date, (b) the effective date on which the Lender's Commitment is terminated pursuant to Section 10.2, (c) the date on which the Royal Policy ceases to be in effect and (d) the date on which a claim is made in accordance with the terms thereof on the Royal Policy.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

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                                                 Receivables Financing Agreement


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         "Credit and Collection Policy" means those credit and collection policies of the Servicer with respect to the Receivables as described in
Schedule 9.1(f), as amended from time to time in accordance with Section
11.2(a).

         "Custodian" means Bank One Trust Company, N.A., a national banking association, together with its successors and permitted assigns.

         "Custodian Agreement" means the Custodial Agreement, dated as of December 15, 2000, among the Custodian, the Borrower, the Servicer and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         "Custodian Fees" means the fees payable by the Borrower to the Custodian pursuant to the terms of the Custodian Agreement.

         "Customer" means any Person from whom KBK purchases any Purchased Receivables.

         "Default Rate" has the meaning set forth in Section 3.1(c).

         "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period equal to:

         (a) with respect to Purchased Receivables, (i) the aggregate Outstanding Balances of all Purchased Receivables that became Defaulted Receivables during such Collection Period, divided by (ii) the aggregate Outstanding Balances of all Purchased Receivables generated during the fourth preceding Collection Period; and

         (b) with respect to the Loan Receivables, (i) the aggregate Outstanding Balances of all Loan Receivables that became Defaulted Receivables during such Collection Period, divided by (ii) the aggregate Outstanding Balances of all Loan Receivables as of the last day of the preceding Collection Period.

         "Defaulted Receivable" means any Receivable:

         (a) as to which, if such Receivable is a Purchased Receivable, any scheduled payment (or part thereof) is past due for more than 90 days from the original due date thereof or more than 120 days from its original invoice date;

         (b) as to which, if such Receivable is a Loan Receivable, any scheduled payment (or part thereof) is past due for more than 120 days from the original due date thereof;

         (c) that has been or should be charged-off in accordance with the Credit and Collection Policy; or

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                                                 Receivables Financing Agreement

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         (d)      as to which, the related Obligor or the related Customer, if any, is subject to an Event of Bankruptcy (without giving effect to any grace period described in clause (a) of the definition thereof), unless otherwise approved in writing by the Administrative Agent.

         "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period equal to:

         (a) with respect to Purchased Receivables, (i) the aggregate Outstanding Balances of all Purchased Receivables that became Delinquent Receivables during such Collection Period, divided by (ii) the aggregate Outstanding Balances of all Purchased Receivables as of the last day of such Collection Period; and

         (b) with respect to the Loan Receivables, (i) the aggregate Outstanding Balances of all Loan Receivables that became Delinquent Receivables during such Collection Period, divided by (ii) the aggregate Outstanding Balances of all Loan Receivables as of the last day of such Collection Period.

         "Delinquent Receivable" means any Receivable (other than a Defaulted Receivable) as to which: (a) if such Receivable is a Purchased Receivable, any scheduled payment (or part thereof) is past due for more than 60 days from the original due date thereof or more than 90 days from the original invoice date; and (b) if such Receivable is a Loan Receivable, any scheduled payment (or part thereof) is past due for more than 90 days from the original due date thereof.

         "Dilution Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing: (a) the aggregate amount of payments made by KBK pursuant to Section 3.3 of the Purchase and Sale Agreement during such Collection Period by (b) the aggregate Outstanding Balances of all new Purchased Receivables generated during the immediately preceding Collection Period.

         "Dilution Reserve" means, on any day of determination, an amount equal to: (a) the aggregate Outstanding Balances of all Eligible Purchased Receivables at the close of business of such date, multiplied by (b) the Dilution Reserve Percentage.

         "Dilution Reserve Percentage" means, on any date, the greater of:

                 ((1.25 x ADR) + ((DS - ADR) x DS / ADR)) x DHR

          where:

             ADR (Average Dilution Ratio) = the average of the Dilution Ratios for the most recent 12 consecutive
                                            Collection Periods;

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                                                 Receivables Financing Agreement

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             DS (Dilution Spike)          = the highest Dilution Ratio for any
                                            Collection Period during the most
                                            recent 12 consecutive Collection
                                            Periods;

             DHR (Dilution Horizon Ratio) = the aggregate new Purchased
                                            Receivables generated during the
                                            most recent Collection Period
                                            divided by the aggregate Outstanding
                                            Balance of all Eligible Purchased
                                            Receivables as of such date.

         "Distribution Date" means the 15th day of each month (beginning January 16, 2001) or, if such day is not a Business Day, the Business Day immediately thereafter or, if the repayment of the Loans has been accelerated pursuant to
Section 10.2 (b), each Business Day.

         "Dollar(s)" and the sign "$" means lawful money of the United States of America.

         "Effective Date" means December 15, 2000.

         "Eligible Account" means a segregated trust account that is maintained with the corporate trust department of a depository institution that has a rating of at least "A2" by Moody's and, if rated by Fitch, at least "A" by Fitch and is reasonably acceptable to the Administrative Agent, the Lender and Royal.

         "Eligible Commercial Loan Receivable" means any Commercial Loan Receivable that is an Eligible Receivable.

         "Eligible Leveraged Term Loan Receivable" means any Leveraged Term Loan Receivable that is an Eligible Receivable.

         "Eligible Loan Receivable" means any Eligible Commercial Loan Receivable and Eligible Leveraged Term Loan Receivable.

         "Eligible Purchased Receivable" means any Purchased Receivable that is an Eligible Receivable.

         "Eligible Receivable" means, at any time of determination, a
Receivable:

         (a) that was originated or purchased by KBK in its ordinary course of business in accordance with the Credit and Collection Policy;

         (b) that constitutes an "account", "chattel paper", a "general intangible" or an "instrument" as defined in the Uniform Commercial Code as in effect in all applicable jurisdictions;

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                                                 Receivables Financing Agreement

         (c)      that is payable in Dollars;

         (d) that constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim, defense or litigation;

         (e) that is not a Defaulted Receivable or a Delinquent Receivable; provided, however, that solely for the purpose of this clause
                  (e), if any time more than 25% of Receivables relating to any one Obligor have become Defaulted Receivables, then all Receivables (whether or not otherwise would be Eligible Receivables pursuant to other clauses of this definition) relating to such Obligor would be deemed to be Defaulted Receivables;

         (f) with respect to which only KBK, the Servicer or the Borrower has the right to amend, modify or waive any payment and other material terms thereof and there has not been any amendment, modification or waiver of any payment or other material terms thereof except by KBK or the Servicer in accordance with the Credit and Collection Policy;

         (g) with respect to which the Borrower is the owner free and clear of all Adverse Claims (other than the Adverse Claims created under the Transaction Documents);

         (h) with respect to which the related Obligor or the Customer, if any, is not subject to an Event of Bankruptcy (without giving effect to any grace period described in clause (a) of the definition thereof), unless otherwise approved in writing by the Administrative Agent;

         (i)      as to which the related Obligor is not an Affiliate of KBK;

         (j) which is in substantially one of the forms attached hereto as Exhibit E, or in such other form as has been approved in writing by the Administrative Agent and Royal;

         (k) is not an executory contract of unexpired lease within the meaning of Section 365 of the Bankruptcy Code;

         (l) if such Receivable is a Purchased Receivable as to which the related Obligor is (A) not a government or a governmental subdivision or agency, unless KBK has complied with all the assignment requirements of the Federal Assignment of Claims Act with respect thereto; or (B) organized under the laws of the United States and has its chief executive office and principal place of business therein, unless: (x) such Receivable is supported by: (i) a letter of credit issued by a financial institution rated at least "A2" by Moody's and, if rated by Fitch, at least "A" by Fitch, or (ii) an insurance policy issued by an insurance company rated at least "A2" by Moody's or,

                                        9
                                                 Receivables Financing Agreement
                  if rated by Fitch, at least "A" by Fitch or (y) the related Obligor has leviable assets within the United States; and

         (m)      if such Receivable is a Loan Receivable:

                  (i) as to which the related Obligor is (A) not a government or a governmental subdivision or agency or (B) organized under the laws of the United States and has its chief executive office and principal place of business therein.

                  (ii) that has a stated maturity of no more than 72 calendar months;

                  (iii) with respect to which KBK is the only payee under the promissory note issued evidencing such Receivable; and

                  (iv) unless such Loan Receivable is a fixed-rate Term Loan Receivable, bears interest at a floating rate at least equal to the Alternate Reference Rate plus 1%, provided that so long as the weighted average rate of interest of all Term Loan Receivables bearing interest at a floating rate is at least the Alternate Reference Rate plus 1%, Term Loan Receivables that bear interest at a floating rate at least equal to the Alternate Reference Rate may be included as an Eligible Receivable.

         "Eligible Term Loan Receivable" means any Term Loan Receivable that is an Eligible Receivable.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Estimated Future Recovery" means the dollar amount, as calculated for each Loan Receivable that became a Defaulted Receivable during such Collection Period, equal to the lesser of (a) KBK's estimated future recovery on such Loan Receivable or (b) 50% of the Outstanding Balance of such Loan Receivable; provided, however, if KBK's Estimated Future Recovery is greater than 50% of the Outstanding Balance of such Loan Receivable, such estimated future recovery shall be used subject to written request of such by KBK and approval by the Administrative Agent and Royal. KBK shall, for any Loan Receivable with an Outstanding Balance greater than $2,000,000 that becomes a Defaulted Receivable, be required to submit a written explanation of the cause of such default and a description of the Estimated Future Recovery on such Loan Receivable.

         "Eurodollar Loan" means any Loan (or portion thereof) that bears interest at the Eurodollar Rate (Reserve Adjusted).

         "Eurodollar Rate (Reserve Adjusted)" means, for any Interest Period for the related Loan, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

                                       10
                                                 Receivables Financing Agreement

         Eurodollar Rate    =                  LIBO
                                ------------------------------------
         (Reserve Adjusted)     1.00 - Eurodollar Reserve Percentage

         Where,

              "Eurodollar Reserve Percentage" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any the Lender) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "LIBO" means the rate of interest per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank ask rate set forth on the "LIBO" page at the Reuters Monitor Money Rate Service (or appropriate successor or, if Reuters or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period.

         The Eurodollar Rate (Reserve Adjusted) shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 30 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property,

                                       11
                                                 Receivables Financing Agreement
                  or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Excess Commercial Loan Receivables Concentration Amount" means, at any time of determination, the sum (without duplication) of:

         (a) the aggregate amount for each Obligor by which the aggregate Outstanding Balances of Eligible Commercial Loan Receivables relating to such Obligor exceeds the lesser of (i) $5,000,000, or (ii) 5% of the aggregate Outstanding Balances of all Eligible Receivables;

         (b) the amount by which the aggregate Outstanding Balances of Eligible Commercial Loan Receivables secured by owner-occupied real property exceeds 10% of the aggregate Outstanding Balances of all Eligible Commercial Loan Receivables; and

         (c) the amount by which the aggregate Outstanding Balances of all Eligible Term Loan Receivables exceeds 50% of the aggregate Outstanding Balances of all Eligible Receivables; and

         (d) the amount by which the aggregate Outstanding Balances of all Eligible Term Loan Receivables exceeds $70,500,000.

       "Excess Leveraged Term Loan Receivables Concentration Amount" means, at any time of determination, the sum (without duplication) of:

         (a) the aggregate amount for each Obligor by which the Outstanding Balances of Eligible Leveraged Term Loan Receivables relating to such Obligor exceeds the lesser of (i) $5,000,000 or (ii) 5% of the aggregate Outstanding Balance of all Eligible Receivables; and

         (b) the amount by which the aggregate Outstanding Balances of all Eligible Leveraged Term Loan Receivables exceeds $10,000,000.

         "Excess Obligor Concentration Amount" mean, at any time of determination, the aggregate amount for each Obligor by which the Outstanding Balances of Eligible Receivables relating to such Obligor minus the amounts described in clause (a) of the definitions of Excess Commercial Loan Receivables Concentration Amount, Excess Leveraged Term Loan Receivables Concentration Amount and Excess Purchased Receivables Concentration Amount for such Obligor exceeds $5,000,000 (or, with respect to Southwest Jet, Spray Booth Systems and Bender Shipbuilding, the Outstanding Balance of such Obligor's Receivables as of the date hereof).

                                       12
                                                 Receivables Financing Agreement

         "Excess Purchased Receivables Concentration Amount" means, at any time of determination, the sum (without duplication) of:

         (a) the aggregate amount for each Obligor by which the aggregate Outstanding Balances of Eligible Purchased Receivables relating to such Obligor exceeds the lesser of (i) $5,000,000, or (ii) 5% of the aggregate Outstanding Balance of all Eligible Receivables;

         (b) the amount by which the aggregate Outstanding Balances of Eligible Purchased Receivables relating to governmental Obligors exceeds 10% of the aggregate Outstanding Balance of all Eligible Purchased Receivables;

         (c) the amount by which the aggregate Outstanding Balances of Eligible Purchased Receivables relating to foreign Obligors exceeds 20% of the aggregate Outstanding Balances of all Eligible Purchased Receivables; and

         (d) the aggregate amount for each Customer by which the aggregate Outstanding Balances of Eligible Purchased Receivables purchased from such Customer exceeds the lesser of (i) $5,000,000 or (ii) 5% of the aggregate Outstanding Balance of all Eligible Receivables.

         "Facility Limit" has the meaning set forth in Section 2.1.

         "Facility Fees" means, collectively, the Program Fees and the Commitment Fees.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to:

         (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

         (b) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by DG Bank from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means, collectively, the Administrative Agent Fee Letter, the Backup Servicer Fee Letter and the Collateral Agent Fee Letter.

         "Fees" means, collectively, the Facility Fees, the Collateral Agent Fees, the Backup Servicer Fees and the Custodian Fees, which fees may not be increased without the prior written consent of Royal.

                                       13
                                                 Receivables Financing Agreement

         "Financial Officer" has the meaning set forth in Section 9 (h)(i).

         "Fiscal Quarter" means any quarter in a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

         "Fitch" means Fitch, Inc.

         "GAAP" means generally accepted United States accounting principles.

         "Hedge Counterparty" means a Person acceptable to the Liquidity Agent and the Administrative Agent and having long-term unsecured debt obligations rated at least "A2" by Moody's and, if rated by Fitch, at least "A" by Fitch and short-term unsecured debt obligations rated at least"P-1" by Moody's and, if rated by Fitch, at least "F-1" by Fitch.

         "Hedging Agreement" means any agreement between the Borrower and a Hedge Counterparty entered into pursuant to Section 9.1(j), which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in a form as the Liquidity Agent, the Administrative Agent and Royal shall reasonably approve in writing, and each "Confirmation" thereunder confirming the specific terms of each related hedge transaction.

         "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities; (d) all other items that, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined; (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements; and (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

         "Indemnified Amounts" has the meaning set forth in Section 14.1.

         "Indemnified Party" has the meaning set forth in Section 14.1.

                                       14
                                                 Receivables Financing Agreement

         "Insurance Agreement" means the Insurance Agreement, dated as of December 15, 2000, among the Borrower, KBK and Royal.

         "Interest Period" means, with respect to any Loan:

         (a) a period commencing on the date of the initial funding of such Loan and ending on the first Distribution Date thereafter; and

         (b) thereafter, each period commencing on the day after the last day of the immediately preceding Interest Period for such Loan and ending on the next subsequent Distribution Date.

         "KBK" has the meaning set forth in the Preamble.

         "Lender" has the meaning set forth in the Preamble.

         "Lender Note" is defined in Section 2.5.

         "Lender's Commitment" is defined in Section 2.1.

         "Leveraged Term Loan Agreement" means any Leveraged Term Loan Agreement, entered into between KBK and an Obligor pursuant to which KBK extends certain leveraged term loan facilities to such Obligor pursuant to the terms set forth therein.

         "Leveraged Term Loan Receivable" means any indebtedness owned by or on behalf of any Obligor and any right of KBK to receive payments underwritten as a "Leveraged Term Loan" in accordance with the Credit and Collection Policy, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by KBK and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

         "Liquidity Agent" has the meaning set forth in the Liquidity Agreement.

         "Liquidity Agreement" means the Liquidity Purchase Agreement, dated as of December 15, 2000, among the Lender, the Liquidity Providers and the Liquidity Agent, as amended, supplemented or otherwise modified from time to time.

         "Liquidity Provider" means and includes the financial institutions as are, or may become, parties to the Liquidity Agreement, as lenders thereunder.

         "List of Receivables" means the list of Receivables attached as an Exhibit to each Borrowing Request delivered pursuant to Section 2.2, as the same may be amended, supplemented or replaced from time to time.

                                       15
                                                 Receivables Financing Agreement

         "Loan" is defined in Section 2.1.

         "Loan Receivable Net Default" means the dollar amount computed as of the last day of each Collection Period equal to: (a) the aggregate Outstanding Balances of all Loan Receivables that became Defaulted Receivables during such Collection Period, minus (b) the Estimated Future Recovery for each Loan Receivable that became a Defaulted Receivable during such Collection Period minus (c) the Actual Excess Recoveries, plus (d) the excess, if any, of (i) the Estimated Future Recovery on each Loan Receivable that became a Defaulted Receivable during the sixth previous Collection Period over (ii) the total cash recoveries received during any Collection Period on such Loan Receivable.

         "Loan Receivable Net Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period equal to: (a) the sum of the Loan Receivable Net Defaults during the previous 12 Collection Periods, divided by (b) the average of the aggregate Outstanding Balances of all Loan Receivables as of the last day of the preceding 12 Collection Periods.

         "Loan Receivables" means, collectively, the Revolving Loan Receivables, Term Loan Receivables and Leveraged Term Loan Receivables.

         "Lockbox Account" means any of the bank accounts maintained with a Lockbox Account Bank listed on Schedule I.

         "Lockbox Account Agreement" means any of the agreements among the Borrower, the Servicer, the Collateral Agent and a Lockbox Account Bank, as applicable (as amended, supplemented or otherwise modified from time to time), in connection with the transaction contemplated hereby.

         "Lockbox Account Bank" means any of the banks listed on Schedule I, or such other financial institution acceptable to the Administrative Agent and Royal.

         "Loss Reserve" means at any date of determination, an amount equal to:
(a) the aggregate Outstanding Balances of all Eligible Purchased Receivables, multiplied by (b) the Loss Reserve Percentage.

         "Loss Reserve Percentage" means, on any date, the greater of:

         (a)      8.0%; and

         (b)      1.25 x LR x LHR x PTM

         where:

                                       16
                                                 Receivables Financing Agreement

             LR (Loss Ratio)         =    the highest average of the Default
                                          Ratios for any three consecutive
                                          calendar months during the twelve most
                                          recent calendar months;

             LHR (Loss Horizon)      =    the aggregate Outstanding Balances of
                                          all new Purchased Receivables
                                          generated during the three most recent
                                          Collection Periods divided by the
                                          aggregate Outstanding Balances of all
                                          Eligible Purchased Receivables as of
                                          such date;

             PTM (Payment
             Term Multiplier)        =    the Payment Term Multiplier as of the
                                          most recently ended Collection Period.

         "Material Adverse Effect" means any event or circumstance that will have a material adverse effect on any of the following:

         (a) the business, assets, financial condition or operations of the Borrower or KBK;

         (b) the ability of the Servicer to perform its obligations under this Agreement or any other Transaction Document;

         (c) the validity, enforceability or collectibility of this Agreement or the other Transaction Documents;

         (d) the status, existence, perfection or priority of the Collateral Agent's security interest in the Collateral; or

         (e) the validity, enforceability or collectibility of a material amount of the Receivables.

         "Month End Date" means the last day of each calendar month.

         "Monthly Report" has the meaning set forth in Section 9(i)(h)(iv).

         "Moody's" means Moody's Investors Service, Inc.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower to the Lender, the Administrative Agent, the Collateral Agent, the Servicer, the Custodian, Royal or any other Affected Party under or in connection with this Agreement, the Lender Note and each other Transaction Document.

         "Obligor" means, with respect to any Receivable, any Person obligated to make payments under or in respect of such Receivable.

                                       17
                                                 Receivables Financing Agreement

         "Obligor Collateral" means any goods, equipment, inventory, accounts, general intangibles, any other personal or real property, and any guaranties, letters of credit, surety bonds, as applicable, in each case, that secure the payment obligation of any Obligor in respect of any Receivable.

         "Outstanding Balance" means, with respect to any Receivable and on any date of determination, the outstanding principal balance of such Receivable; provided, however, that the Outstanding Balance of any Receivable purchased or repurchased by the Servicer or KBK, as applicable, pursuant to the Servicing Agreement shall be deemed to be zero as of the last day of the Collection Period during which such purchase occurs.

         "Payment Term" means with respect to any Purchased Receivable, the number of days between its invoice date and its due date.

         "Payment Term Multiplier" means, as of any date, (a) 1.0, if the Payment Term Variable is not more than 36, (b) 1.1, if the Payment Term Variable is 37 to 39, (c) 1.17, if the Payment Term Variable if 40 to 45, (d) 1.22, if the Payment Term Variable is 46 to 50, (d) 1.28, if the Payment Term Variable is 51 to 55, (f) 1.33, if the Payment Term Variable if 56 to 60 and (g) 1.38, if the Payment Term Variable is 61 to 65; provided, however, that, if the Payment Term Variable exceeds 65, the Payment Term Multiplier for such date shall be determined by calculating the sum of (x) 1.38 and (y) 0.05, for each 5-day increment by which the Payment Term Variable exceeds 65, it being understood that the same number shall apply for all Payment Term Variables that fall within a five- day range.

         "Payment Term Variable" means as of the most recently ended Collection Period, the weighted average of the Payment Terms of all Purchased Receivables as the last day of such Collection Period (rounded upwards to the nearest whole number).

         "Parent" means KBK Capital Corporation.

         "Parent Undertaking" means the Parent Undertaking, dated as of December 15, 2000, executed by the Parent in favor of the Collateral Agent for the benefit of the Secured Parities..

         "Permitted Investment" means, at any time:

         (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

         (b) commercial paper, maturing not more than nine months from the date of issue, issued by (i) a corporation (other than Borrower or any Affiliate of Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least "P-1" by Moody's, and if rated by Fitch, at least "F-1" by Fitch; or (ii)

                                       18
                                                 Receivables Financing Agreement

                  Administrative Agent so long as it is rated at least "P-1" by Moody's and if rated by Fitch, at least "F-1" by Fitch.

         (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers' acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and is rated at least "P-1" by Moody's and if rated by Fitch, at least "F-1" by Fitch; or (ii) Administrative Agent so long as it is rated at least "P-1" by Moody's and if rated by Fitch, at least "F-1" by Fitch.

         (d) any repurchase agreement entered into with a commercial banking institution of the stature referred to in clause
                  (c)(i) or (c)(ii)) that (i) is secured by a fully perfected (by control, if the revised UCC is applicable) security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

         (e) money market funds (including money market funds of the Collateral Agent or any of its Affiliates for which the Collateral Agent or such Affiliate, as applicable, may act as investment advisor, distributor, manager or co-manager or may derive a fee for services in connection therewith) that are
                  (i) rated not lower than the highest rating category from Moody's and if, rated by Fitch, Fitch or (ii) otherwise acceptable to the Rating Agencies.

Each Permitted Investment shall be a "security" (as defined in Section 8-102 of the UCC) or an "instrument" (as defined in Section 9-105 of the UCC) and shall be: (i) evidenced by certificates or instruments issued in the name of the Collateral Agent (for the benefit of the Secured Parties) which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Agent (for the benefit of the Secured Parties) or an agent thereof (which shall not be the Borrower or any of its Affiliates); (ii) certificated securities that otherwise are "transferred" to the Collateral Agent in accordance with the terms of one or more of the relevant subparagraphs of
Section 8-313(1) of the UCC (or "delivered" under one or more of the relevant subparagraphs of Section 8-301(a) of the Revised UCC); (iii) maintained in book-entry form on the records of one or more Federal Reserve Banks (but "certificated" for purposes of federal law) pursuant to applicable Federal regulations, in which case such investment shall be "transferred" to the Collateral Agent through the Federal Reserve System in accordance with one or more of the relevant subparagraphs of Section 8-313(1) of the UCC (or "delivered" under one or more of the relevant subparagraphs of Section 8-301(a) of the Revised UCC) and pertinent Federal regulations; or (iv) in book-entry form in which the

                                       19
                                                 Receivables Financing Agreement

Collateral Agent shall have a perfected (by control, if the Revised UCC is applicable) security interest.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

         "Premium" means the premium payable by the Borrower to Royal under the Royal Policy.

         "Program Document" means any management agreement, administration agreement, referral agreement, depository agreement, security agreement, program liquidity or credit enhancement agreement and any other similar document, agreement or instrument with respect to the Lender's Commercial Paper Note program, as such documents, agreements and instruments may be from time to time amended, supplemented, replaced or otherwise modified.

         "Program Fees" has the meaning set forth in the Administrative Agent Fee Letter.

         "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of December 15, 2000, between KBK and the Borrower, as amended, supplemental or otherwise modified from time to time.

         "Purchased Receivable" means any indebtedness owned by or on behalf of any Obligor and any right of KBK to receive payments under: (a) any Account Transfer and Purchase Agreement, and (b) any Revolving Account Transfer and Purchase Agreement; in each case, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Customer and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

         "Qualified Institution" means Bank One, N.A. or a depositary institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Moody's of not lower than "A2" and, if rated by Fitch, from Fitch of not lower than "A" and a short-term indebtedness rating from Moody's not lower than "P-1" and, if rated by Fitch, from Fitch not lower than "F1" or (ii) has such other rating which has been approved by the Rating Agencies.

         "Rating Agencies" means Fitch and Moody's.

         "Receivable" means any Loan Receivable and any Purchased Receivable.

                                       20
                                                 Receivables Financing Agreement

         "Receivable Files" means, (a) with respect to any Purchased Receivable, the copy of the purchase agreement and copies of related UCC filings in respect of such Purchased Receivables; and (b) with respect to each Loan Receivable, the copy of the loan agreement (including the original of the promissory note issued thereunder), the related UCC filings, any guaranties, surety bond, letter of credit and any other instrument, and any amendment, supplement and modification thereof, in each case, in relation with such Loan Receivable.

         "Regulatory Change" means, relative to any Affected Party:

         (a) any change in or the adoption of any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of
                  (B) any Rating Agency, fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

         (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above; or

         (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Provider or any related Affected Party.

         "Required Cash Reserves" means, at any date of determination, an amount equal to the sum of: (a) the accrued and unpaid Collateral Agent Fees, Custodian Fees, Servicing Fees, Backup Servicer Fees, Facility Fees and Premiums, (b) the aggregate of the accrued and unpaid net amount payable to the Hedging Counterparties (other than the breakage costs), and (c) the accrued and unpaid interest amount payable on the Loans.

         "Revolving Account Transfer and Purchase Agreement" means any Revolving Account Transfer and Purchase Agreements, entered into between KBK and a Customer pursuant to which such Customer will sell, and KBK will buy, all accounts generated by such Customer pursuant to the terms set forth therein.

                                       21
                                                 Receivables Financing Agreement

         "Revolving Loan Receivable" means any indebtedness owned by or on behalf of any Obligor and any right of KBK to receive payments under any Revolving Loan Agreement and underwritten as a "Revolving Loan" in accordance with the Credit and Collection Policy, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by KBK and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

         "Revolving Loan Agreement" means any Revolving Loan Agreement, entered into between KBK and an Obligor pursuant to which KBK extends certain revolving loan facilities to such Obligor pursuant to the terms set forth therein.

         "Royal" means Royal Indemnity Company, a Delaware capital stock insurance company.

         "Royal Policy" means the insurance policy issued by Royal under the Insurance Agreement.

         "Scheduled Commitment Termination Date" means December 15, 2005.

         "Secured Parties" has the meaning set forth in the Security Agreement.

         "Security Agreement" means the Security Agreement, dated as of December 15, 2000, between the Borrower and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

         "Servicer" has the meaning set forth in the Preamble.

         "Servicing Agreement" means the Servicing Agreement, dated as of December 15, 2000, among the Servicer, the Collateral Agent and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

         "Servicing Fee" has the meaning set forth in the Servicing Agreement.

         "Servicing Fee Rate" means 0.5% per annum.

         "Stated Maturity Date" means December 15, 2005.

         "Subsidiary" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                                       22
                                                 Receivables Financing Agreement

         "Term Loan Agreement" means any Term Loan Agreement, entered into between KBK and an Obligor pursuant to which KBK extends certain term loan facilities to such Obligor pursuant to the terms set forth therein.

         "Term Loan Receivable" means any indebtedness owned by or on behalf of any Obligor and any right of KBK to receive payments under any Term Loan Agreement and underwritten as a "Term Loan" in accordance with the Credit and Collection Policy, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by KBK and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

         "Termination Event" means any of the events described in Section 10.1.

         "Total Purchased Receivables Reserve" means the sum of: (a) the Loss Reserve; (b) the Dilution Reserve; and (c) the Yield Reserve.

         "Transaction Documents" means this Agreement, the Purchase and Sale Agreement, the Lender Note, the Fee Letter, the Security Agreement, the Servicing Agreement, the Backup Servicing Agreement, each Hedging Agreement, the Insurance Agreement, the Royal Policy, the Liquidity Agreement, the Collection Account Agreement, each Lockbox Account Agreement, the Custodian Agreement, the Parent Undertaking and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Underlying Documents" means collectively, any (i) Account Transfer and Purchase Agreement, (ii) Revolving Account Transfer and Purchase Agreement,
(iii) Leveraged Term Loan Agreement, (iv) Revolving Loan Agreement, (v) Term Loan Agreement and (vi) any other documents, agreement or instruments entered into in connection with any of the foregoing.

         "Unmatured Termination Event" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Termination Event.

         "Yield Reserve" means, at any date of determination, an amount equal to: (a) the aggregate Outstanding Balances of all Eligible Purchased Receivables at the close of business of such date multiplied by (b) the Yield Reserve Percentage on such date.

                                       23
                                                 Receivables Financing Agreement

         "Yield Reserve Percentage" means, at any time:

                    (BR + SFR+0.25%)   x 1.5 x TR
                    ---------------
                        12

         where:

             BR     =   the Alternate Reference Rate in effect at such time,

             SFR    =   the Servicing Fee Rate; and

             TR     =   the aggregate Outstanding Balance of Eligible
                        Purchased Receivables as of such time, divided by the aggregate new Eligible Purchased Receivables generated during the most recently ended Collection Period.

         Section 1.2 Other Definitional Provisions.

              (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

              (b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement means the plural thereof when the plural form of such term is used in this Agreement, the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 means the singular thereof when the singular form of such term is used herein or therein.

              (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

                                       24
                                                 Receivables Financing Agreement

         Section 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                      THE COMMITMENT, BORROWING PROCEDURES
                          AND NOTE; HEDGING AGREEMENTS

         Section 2.1 The Lender's Commitment. On the terms and subject to the conditions set forth in this Agreement, the Lender agrees to make loans (each, a "Loan") to the Borrower on a revolving basis from time to time (the "Lender's Commitment") on and after the Effective Date and before the Commitment Termination Date in such amounts as may be from time to time requested by the Borrower pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the least of: (a) $200,000,000 (the "Facility Limit"), subject to increase as provided in the Administrative Agent Fee Letter; (b) the Borrowing Base; and (c) $350,000,000. Under no circumstances shall the Lender make any Loan if, after giving effect to such Loan, the aggregate face amount of all Commercial Paper Notes issued by the Lender to fund Loans hereunder exceeds the Facility Limit. Within the limits of the Lender's Commitment, the Borrower may borrow, prepay and reborrow under this Section 2.1.

         Section 2.2 Borrowing Procedures. The Borrower may request a Loan hereunder by giving a written request (each, a "Borrowing Request") to the Administrative Agent not later than 1:00 p.m. (Eastern time) on the day that is one Business Day prior to the proposed date of borrowing date (such date, a "Borrowing Date"). Each Borrowing Request shall be in the form of Exhibit A and shall specify the Borrowing Date (which shall be a Business Day) and amount of the proposed borrowing. Any Borrowing Request, once given, shall be irrevocable and binding on the Borrower.

         Section 2.3 Funding. Subject to the satisfaction of the conditions precedent set forth in Article VII, on each Borrowing Date the Lender shall make the proceeds of the requested Loan available to the Borrower, as directed thereby, in same day funds to the account listed on Schedule 2.3. Each borrowing shall be in an amount of at least $500,000 and in integral multiples of $100,000 in excess thereof.

         Section 2.4 Representation and Warranty. Each request for a borrowing pursuant to Section 2.2 shall automatically constitute a representation and warranty by the Borrower and the Servicer to the Administrative Agent, the Collateral Agent, the Lender and Royal that on the applicable Borrowing Date all of the conditions precedent set forth in Article VII have been satisfied.

         Section 2.5 Note. The Loans shall be evidenced by a single promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Lender Note")

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                                                 Receivables Financing Agreement
substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order of the Lender. The Borrower hereby irrevocably authorizes the Administrative Agent in connection with the Lender Note to make (or cause to be made) appropriate notations on the grid attached to the Lender Note (or on any continuation of such grid, or at the Administrative Agent's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

         Section 2.6 CP Maturities. The Administrative Agent shall select the maturity dates for Commercial Paper Notes issued from time to time by the Lender in connection herewith in its discretion; provided, however, that so long as no Termination Event has occurred, the Administrative Agent shall use reasonable efforts, taking into account market conditions, to accommodate the Borrower's preferences.

         Section 2.7 Borrowing Base Surplus. On any day if there exists a Borrowing Base Surplus, the Borrower may notify the Administrative Agent in writing that it requests that the amount on deposit in the Collection Account in excess of the Required Cash Reserves (to the extent of such Borrowing Base Surplus) be applied towards purchase of additional Receivables, provided, however, that the Borrower may not make any such purchase unless all conditions precedent set forth in Section 7.2 shall have been satisfied as if the Borrower was to borrow additional Loans hereunder. Upon receipt of such written notice and satisfaction of such conditions, the Administrative Agent shall direct the Collateral Agent to apply such excess amount as so requested by the Borrower.

                                   ARTICLE III
                              INTEREST, FEES, ETC.

         Section 3.1 Interest Rates. The Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (or any portion thereof) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

              (a) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by the Lender is funded by the issuance of Commercial Paper Notes of the Lender at a rate per annum equal to the Commercial Paper Rate applicable to such Interest Period;

              (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by the Lender is funded pursuant to the Liquidity Agreement at a rate per annum equal to the Bank Rate applicable to such Interest Period;

                                       26
                                                 Receivables Financing Agreement

              (c) if a Termination Event or an Unmatured Termination Event, at a rate per annum (the "Default Rate") equal to the Alternate Reference Rate applicable to such Interest Period, plus 2%, provided that with respect to a Termination Event described in Section 10.1(g) or (l), the Default Rate shall equal the Alternate Reference Rate.

         After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest), except to the extent the preceding clause (c) is applicable, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Reference Rate plus a margin of 2%. No provision of this Agreement or the Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         Section 3.2 Interest Payment Dates. Subject to Section 4.2, interest accrued on each Loan shall be payable, without duplication:

                  (a)      on the Stated Maturity Date;

                  (b) on the date of any payment or prepayment, in whole or in part, of such Loan;

                  (c) on each Distribution Date prior to the Stated Maturity Date; and

                  (d) on the day any Loan (a portion thereof) is accelerated pursuant to Section 10.2.

         Section 3.3 Fees. The Borrower agrees to pay certain Fees to such Persons, in the amounts, and on the dates, set forth in the Fee Letter.

         Section 3.4 Computation of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Loan bearing interest at, or based upon, the Alternate Reference Rate, 365 days or, if appropriate, 366 days).

                                       27
                                                 Receivables Financing Agreement

                                   ARTICLE IV
                           REPAYMENTS AND PREPAYMENTS;
                      DISTRIBUTION OF COLLECTIONS; ACCOUNTS

         Section 4.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, the Borrower, subject to Section 4.2 :

              (a) may, from time to time on any Business Day, prepay, in whole or in part, the outstanding principal amount of any Loans; provided that all such voluntary prepayments shall require at least two but no more than five Business Days' prior written notice to Administrative Agent; and each such voluntary partial prepayments shall be in a minimum amount of $500,000 and an integral multiple of $100,000;

              (b) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.2 repay such Loan; provided that if only a portion of such Loan is accelerated pursuant to
         Section 10.2, the Borrower shall repay such accelerated portion of the Loan; and

              (c) shall, if at any time a Borrowing Base Deficit shall exist, make a prepayment of the Loans in an amount equal to such Borrowing Base Deficit within two Business Days.

         Each such prepayment shall be subject to the payment of any amounts required by Section 6.2.

         Section 4.2 Application of Collections

              (a) All Collections deposited in the Collection Account shall be distributed by the Collateral Agent in accordance with Section 2.7 and this Section 4.2. In making the determinations and allocations required under this Section 4.2, the Collateral Agent may rely absolutely upon the information in the Monthly Report, unless the Servicer provides alternate information prior to the distribution of funds pursuant to
         Section 4.2(b) and in sufficient time to permit the Collateral Agent to process and act upon such alternate information on the relevant Distribution Date (and then the Collateral Agent may rely absolutely on such alternate information).

              (b) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account in the following amounts and order of priority:

              First, to the Collateral Agent, Royal and the Custodian, as applicable, on a pro rata basis, the accrued Collateral Agent Fees, Premiums and Custodian Fees then due and payable:

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                                                 Receivables Financing Agreement

              Second, to the Servicer, the accrued Servicing Fee then due and payable;

              Third, to the Backup Servicer, the accrued Backup Servicer Fees (and, if the Backup Servicer becomes successor Servicer hereunder, a one-time transition fee of $25,000) then due and payable;

              Fourth, to each Hedge Counterparty, on a pro rata basis, the aggregate net amount then due and payable to such Hedge Counterparty under each applicable Hedge Agreement (excluding breakage costs);

              Fifth, to the Administrative Agent, for the account of the Lender, accrued interest on the Loans (including overdue interest) then due and payable on such date;

              Sixth, to the Administrative Agent, the accrued Facility Fees due and payable;

              Seventh, to the Administrative Agent, for the account of the Lender, any principal amount of the Loans then payable pursuant to Section 4.1;

              Eighth, to the Person entitled thereto, all other Obligations then due and payable by the Borrower under this Agreement (including any amount payable under Articles VI and XII);

              Ninth, to Royal, an amount equal to the Accrued Liability on the Loans then due and payable;

              Tenth, to each Hedge Counterparty, on a pro rata basis, any other amount (including any breakage costs) incurred by such Person under the applicable Hedging Agreement then due and payable; and

              Eleventh,  the balance, if any, shall be paid to the Borrower, provided that if a Termination Event or an Unmatured Termination Event exists, such amount shall be retained in the Collection Account and applied as set forth above on the next Distribution Date.

         Section 4.3 Accounts; Permitted Investment.

              (a) Lock-Box Account. Each of the Lock-Box Accounts shall at all times be maintained with a Lock-Box Bank in the name of the Borrower. The Collateral Agent may, at any time following the occurrence and during the continuance of a Termination Event, give notice to the Lock-Box Bank that the Collateral Agent is exercising its rights in accordance

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                                                 Receivables Financing Agreement
         with the Lockbox Account Agreement and will do any or all of the following: (i) to have the exclusive ownership and control of the Lockbox Account and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the Collections that are sent to any other account (other than to the Collection Account) be redirected pursuant to its instructions, and (iii) to take any or all other actions the Collateral Agent is permitted to take under Lockbox Account Agreement.

              (b) Collection Account. (i) On or prior to the date of the initial Loan, the Servicer shall establish and maintain, in the name of the Collateral Agent, for the benefit of the Secured Parties, an Eligible Account with the Collection Account Bank bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the "Collection Account"). The Collateral Agent shall possess all right, title and interests in or to all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and in all proceeds thereof for the benefit of the Secured Parties. If at any time the Collection Account shall cease to be an Eligible Account, the Collateral Agent shall within 10 Business Days establish a new Collection Account meeting the conditions specified herein.

              (ii) Without limiting anything provided in clause (i), if at any time the Borrower or KBK, or any Affiliate thereof, receives any Collections other than in accordance with the Collection Procedures, the Borrower or KBK, as applicable, shall promptly (but in any event within two (2) Business Days of receipt thereof) remit or cause to be remitted all such Collections to the Collections Account. Prior to such remittance, the Borrower and KBK, as applicable, shall hold or cause to be held all such Collections in trust for the exclusive benefit of the Secured Parties.

         (c) Permitted Investments. (i) Funds at any time held in the Collection Account shall, to the extent practicable, be invested and reinvested by the Collateral Agent, at the written direction of the Servicer (unless a Termination Event shall have occurred and be continuing, in which case at the written direction of the Secured Parties) received by the Collateral Agent by 12:00 noon, Eastern time, on the Business Day prior to the date on which such investment shall be made, in one or more Permitted Investments in a manner provided in clause (iii). If no such written direction is received by the Collateral Agent by such time, the Collateral Agent shall invest such funds in Permitted Investments specified in clause (e) of the definition thereof.

              (ii) Each investment made pursuant to this Section 4.3 on any date shall mature or be available not later than the Business Day preceding the Distribution Date after the day on which such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date.

                                       30
                                                 Receivables Financing Agreement

              (iii) Any investment of funds in the Collection Account shall be made in Permitted Investments held by a financial institution with respect to which such institution has noted the Collateral Agent's interest therein by book entry or otherwise, and a confirmation of the Collateral Agent's interest has been sent to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent.

              (iv) The Collateral Agent shall not be liable in any manner by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein.

                                    ARTICLE V
                                    PAYMENTS

         Section 5.1 Making of Payments. All payments of principal of or interest on the Loans, all Fees and all other amounts to be deposited by the Borrower or the Servicer hereunder shall be made by the Borrower or the Servicer, as applicable, no later than 1:00 p.m. (Eastern time), on the day when due in lawful money of the United States of America in same day funds to the account at a location in New York from time to time specified by the Administrative Agent in writing. Funds received by the Administrative Agent after 1:00 p.m. Eastern time, on the date when due, will be deemed to have been received by the Administrative Agent on its next following Business Day.

         Section 5.2 Application of Certain Payments. Each payment of principal of the Loans shall be applied to such Loans as the Borrower shall direct or, in the absence of such notice or during the existence of a Termination Event or after the Commitment Termination Date, as the Administrative Agent shall determine in its discretion.

         Section 5.3 Due Date Extension. If any payment of principal or interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

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                                                 Receivables Financing Agreement

                                   ARTICLE VI
                              INCREASED COSTS, ETC.

         Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

              (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office (or, in the case of a Eurodollar office of such Affected Party, in which such Eurodollar office) is located); or

              (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

              (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

              (d) shall impose on any Affected Party any other condition affecting any Loan made or funded by any Affected Party;

and the result of any of the foregoing is or would be to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (i) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing), or (ii) the Administrative Agent for continuing its or the Borrower's relationship with the Lender, to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the Lender Note, the Liquidity Agreement with respect thereto, or in the sole good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within five Business Days after demand by such Affected Party to the Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), the Borrower shall pay to the Administrative Agent for the account of such Affected Party, such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement

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                                                 Receivables Financing Agreement

(which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         Section 6.2 Funding Losses. The Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Loan made by the Lender to the Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Loan on a date other than the Distribution Date for such Loan, or (b) any failure of the Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

                                   ARTICLE VII
                             CONDITIONS TO BORROWING

         The making of any Loan hereunder is subject to the following conditions precedent:

         Section 7.1 Initial Loan. The obligation of the Lender to make the initial Loan hereunder is subject to the condition precedent that the Administrative Agent shall have received all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Liquidity Agent:

              (a) Authority; Transaction Documents. Evidence of the due authorization, execution and delivery by each of the parties to this Agreement and the other Transaction Documents.

              (b) Consents, etc. Certified copies of all documents evidencing any necessary action, consents and governmental approvals (if any) with respect to this Agreement and the other Transaction Documents.

              (c) Incumbency and Signatures. A certificate of the Borrower, certifying the names of its officer or officers authorized to sign this Agreement and the other Transaction Documents on behalf thereof.

              (d) Good Standing Certificates. A certificate of existence for the Borrower issued as of a recent date acceptable to the Administrative Agent by the Secretary of State of the jurisdiction of the Borrower's organization.

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                                                 Receivables Financing Agreement

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              (e) Financing Statements. (i) Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming the Borrower as debtor and the Collateral Agent as the secured party as may be reasonably necessary or, in the opinion of the Administrative Agent, desirable under the UCC to perfect the Collateral Agent's security interest in the Collateral and (ii) executed copies of proper Uniform Commercial Code Form UCC-3 financing statements necessary to release or terminate all or part of liens and other Adverse Claims of any Person in the Collateral granted by any Person.

              (f) Search Reports. A written search report dated no more than two weeks prior to the date of the initial Loan by a search service acceptable to the Administrative Agent, listing all effective financing statements that name the Borrower as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to
         Section 7.1(f) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof, other than those liens that have been previously released or terminated), and tax and judgment lien search reports from a Person satisfactory to the Administrative Agent showing no evidence of such lien filed against the Borrower.

              (g) Fee Letter; Payment of Fees. Each of the Fee Letters, together with all fees due and payable thereunder and all costs and expenses due and payable pursuant to Section 15.4.

              (h) Closing Certificate. A certificate from an authorized officer of the Borrower and the Servicer as to the satisfaction of the conditions set forth in Section 7.2.

              (i) Opinions of Counsel. Favorable opinions of counsels to the Borrower, the Servicer and KBK in form and substance satisfactory to the Administrative Agent.

              (j) Accounts. Establishment of (a) the Lockbox Accounts, and (b) the Collection Account in accordance with Section 4.3 hereof.

              (k) Royal Policy. The Royal Policy shall become effective.

              (l) Other. Such agreements, opinions, rating letters, certificates and other documents as the Administrative Agent may reasonably request.

         Section 7.2 All Loans. The making of the initial Loan and each subsequent Loan are subject to the following further conditions precedent:

                                       34
                                                 Receivables Financing Agreement

              (a) No Default, etc. (i) No Termination Event or Unmatured Termination Event has occurred and is continuing or will result from the making of such Loan, (ii) the representations and warranties of the Borrower contained in Article VIII are true and correct as of the date of such requested Loan, with the same effect as though made on the date of such representations and warranties were made, and (iii) after giving effect to such Loan, the aggregate Outstanding Balances of the Loans will not exceed the Borrowing Base.

              (b) Borrowing Request, etc. The Administrative Agent shall have received the following: (i) a Borrowing Request for such Loan in accordance with Section 2.2 (which may be a facsimile transmission of a properly completed and executed Borrowing Request), together with all items required to be delivered in connection therewith; (ii) a List of Receivables, identifying the Eligible Receivables to be funded with the proceeds of such Loan; (iii) confirmation from the Custodian (or its designee) of its receipt of the items required pursuant to Section 7.2(c); and (iv) a Borrowing Base Certificate duly executed by a Financial Officer of the Servicer showing a calculation of the Borrowing Base as of the date of such Loan.

              (c) Delivery of Receivables Files. The Borrower shall have delivered (a) to the Collateral Agent and the Custodian, a true and correct copy of the List of Receivables for such Borrowing Request, and
         (b) to the Custodian, the Receivable Files for each Receivable identified in such List of Receivables.

              (d) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

              (e) Representations and Warranties of KBK. All representations and warranties made by KBK, individually and in its capacity as the Servicer, under the Purchase and Sale Agreement are true and correct in all material respects.

              (f) Other. The Administrative Agent shall have delivered such agreements, opinions, ratings, letters, certificates and other documents as reasonably requested thereby.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender, the Administrative Agent, the Collateral Agent and the Liquidity Agent to enter into this Agreement and, in the case of the Lender, to make Loans hereunder, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent, the Liquidity Agent and the Lender as follows:

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                                                 Receivables Financing Agreement


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         Section 8.1 Organization and Good Standing, etc. The Borrower has been duly organized and is existing as a limited partnership in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Borrower is duly licensed or qualified to do business as a foreign entity and is in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

         Section 8.2 Power and Authority; Due Authorization. The Borrower has
(a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (ii) to borrow on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action (as applicable), the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the borrowing, and the granting of security therefor, on the terms and conditions provided herein and in the Security Agreement.

         Section 8.3 No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the certificate or articles of incorporation or by-laws of the Borrower, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to the Borrower or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

         Section 8.4 Validity and Binding Nature. This Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Borrower will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         Section 8.5 Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by the Borrower of any Transaction Document to which it is a party remains

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                                                 Receivables Financing Agreement
unobtained or unfiled, except for the filing of the UCC financing statements referred to in Section 7.1(c).

         Section 8.6 Financial Condition. Since December 31, 1999, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

         Section 8.7 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

         Section 8.8 Quality of Title. The Borrower is the legal and beneficial owner of all the Collateral, free and clear of any Adverse Claim (other than the Adverse Claims under the Transaction Documents). The Security Agreement creates a valid security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, which security interest has been perfected, or upon filing of UCC Financing Statements pursuant to Section 7.1(e), will be perfected and constitutes and will constitute (upon such filing) perfected first priority security of the Collateral Agent. No other effective financing statement or similar instrument in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (i) in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with the Security Agreement,
(ii) in favor of the Borrower in accordance with the Purchase and Sale Agreement (as assigned to the Collateral Agent) or (iii) with respect to which a release or related UCC termination statement has been obtained in connection with a Loan.

         Section 8.9 Accuracy of Information. All factual written information heretofore or contemporaneously furnished by the Borrower to the Lender, the Administrative Agent, the Collateral Agent or the Liquidity Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished by the Borrower to the Lender, the Administrative Agent, the Collateral Agent or the Liquidity Agent pursuant to or in connection with any Transaction Document will be, true and accurate in every material respect on the date as of which such information is dated or certified. No information contained in any report or certificate delivered pursuant to this Agreement or any other Transaction Document shall be incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified.

         Section 8.10 Offices. The principal place of business and chief executive office of the Borrower is located at the address referred to in
Section 15.3 (or at such other locations, notified to the Administrative Agent in accordance with Section 9.1(e), in jurisdictions where all action required thereby has been taken and completed).

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                                                 Receivables Financing Agreement

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         Section 8.11 Trade Names. The Borrower does not use any trade name other than its actual corporate name.

         Section 8.12 Taxes. The Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its respective books.

         Section 8.13 Compliance with Applicable Laws; Licenses, etc.

              (a) The Borrower is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, the Federal Consumer Credit Protection Act, as amended, Regulation Z of the Board of Governors of the Federal Reserve System, as amended, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, rules and regulations applicable to the Receivables), except to the extent failure to so comply could not have a Material Adverse Effect.

              (b) The Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except to the extent such failure could not have a Material Adverse Effect.

         Section 8.14 No Proceedings. (a) There is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Borrower is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower; and

              (b) There is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of the Borrower threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Lender Note or any other Transaction Document, (ii) seeking to prevent the issuance of the Lender Note or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking to adversely affect the federal income tax attributes of the Borrower.

         Section 8.15 Investment Company Act, Etc. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company", or of

                                       38
                                                 Receivables Financing Agreement
a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.16 Eligible Receivables. Each Receivable included in the calculation of the Borrowing Base as an Eligible Receivable on the date of any Borrowing Base Certificate or the date of funding of any Loan shall, in fact, be an Eligible Receivable on such date.

                                   ARTICLE IX
                              COVENANTS OF BORROWER

         Section 9.1 Affirmative Covenants. From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees with the Lender, the Administrative Agent, the Collateral Agent, the Liquidity Agent and Royal Allowance that it will:

              (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

              (b) Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

              (c) Audits. (i) At any time and from time to time (but not more frequently than once per calendar quarter, unless a Termination Event or Unmatured Termination Event shall have occurred and be continuing) during regular business hours (upon at least five Business Days' prior notice (so long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing)), permit the Royal and the Administrative Agent, or their agents or representatives (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of the Borrower or the Servicer relating to the Receivables and the other Collateral, and (B) to visit the offices and properties of the Borrower or the Servicer for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to the Receivables or the performance hereunder with any of the officers or employees of the Borrower or the Servicer having knowledge of such matters, and (ii) without limiting the foregoing clause (i) above, from time to time on request of the Administrative Agent (but not more frequently than once per calendar quarter, unless a Termination Event or

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                                                 Receivables Financing Agreement

         Unmatured Termination Event has occurred), permit certified public accountants or other auditors selected by the Administrative Agent to conduct a review of the Borrower's and the Servicer's books and records with respect to the Receivables and all other documents related thereto. Any costs and expenses incurred in connection with the foregoing shall: (i) with respect to the Administrative Agent, be paid by itself, and (ii) with respect to Royal, be paid by the Borrower for the first $2,500 per calendar quarter and by Royal for any additional amounts; provided, however, that following the occurrence of a Termination Event or an Unmatured Termination Event, all such costs and expenses incurred by the Administrative Agent and Royal shall be paid by the Borrower.

              (d) Keeping of Records and Books of Account. Keep (or cause the Servicer on its behalf to keep) books and records that accurately reflect all of the Borrower's business affairs and transactions, and cause the Servicer to maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

              (e) Location of Records. Keep its principal place of business and chief executive office at the address referred to in Section 8.10 or, upon 30 days' prior written notice to the Collateral Agent, at such other locations in jurisdictions in the continental United States where all action required to maintain the Collateral Agent's perfected security interest pursuant to Section 3.1(b) of the Security Agreement shall have been taken and completed or shall be so taken and completed prior to the loss of any perfection thereof arising from such relocation.

              (f) Credit and Collection Policy. Comply (and cause the Servicer to comply) in all material respects with the Credit and Collection Policy in regard to each Receivable.

              (g) Separate Corporate Existence. The Borrower hereby acknowledges that the Lender, the Administrative Agent, the Collateral Agent, the Liquidity Agent and Royal are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower's identity as a legal entity separate from KBK. Therefore, from and after the date hereof, the Borrower shall take all reasonable steps specifically required by this Agreement to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of KBK and any other Person, and is not a division of KBK or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), the Borrower shall take such actions as shall be required in order that:

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                                                 Receivables Financing Agreement

              (i) The Borrower will be a special purpose, bankruptcy-remote corporation whose primary activities are restricted to the purposes described in its certificate of incorporation, including entering into the Transaction Documents to which it is a party and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

              (ii) The Borrower has at least two independent directors as required under its certificate of incorporation;

              (iii) The Borrower will not incur any indirect or overhead expenses for items shared among the Borrower and KBK (or any other Affiliate thereof);

              (iv) The Borrower's operating expenses will not be paid by KBK or any other Affiliate thereof;

              (v) The Borrower will have its own phone number and stationery;

              (vi) The Borrower's books and records will be maintained separately from those of KBK and any other Affiliate thereof;

              (vii) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of KBK or any Affiliate thereof;

              (viii) The Borrower will strictly observe corporate formalities in its dealings with KBK or any Affiliate thereof, and funds or other assets of the Borrower will not be commingled with those of KBK. The Borrower shall not maintain joint bank accounts or other depository accounts to which KBK or any Affiliate thereof (other than KBK in its capacity as the Servicer) has independent access; and

              (ix) The Borrower will maintain arm's-length relationships with KBK and any Affiliate thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. None of the Borrower, KBK or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

              (h) Reporting Requirements of the Borrower. The Borrower will furnish to the Administrative Agent and Royal:

              (i) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each of the first two calendar months of each Fiscal Quarter of Parent, (i) copies of the unaudited balance sheet of the Parent as at the end of such calendar month,

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                                                 Receivables Financing Agreement
         together with unaudited statements of earnings and cash flows for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, prepared in accordance with generally accepted accounting principles and certified by the chief financial officer, treasurer, assistant treasurer or chief accounting officer (a "Financial Officer") of the Parent, and (ii) a letter from a Financial Officer of KBK certifying that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

              (ii) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and Parent, (i) copies of the unaudited balance sheet of the Borrower and the Parent as at the end of such Fiscal Quarter, together with unaudited statements of earnings and cash flows for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, prepared in accordance with generally accepted accounting principles and certified by Financial Officer, of the Borrower and the Parent, respectively, and (ii) a letter from a Financial Officer of the Borrower or the Parent, respectively, certifying that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

              (iii) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower and the Parent, a copy of the unaudited annual report for such Fiscal Year of the Borrower and audited annual report for such Fiscal Year of the Parent including a copy of the balance sheet of the Borrower and the Parent as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year, in each case prepared in accordance with generally accepted accounting principles and certified by KPMG Peat Marwick LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a letter from a Financial Officer of the Borrower and the Parent, respectively, certifying that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

              (iv) Monthly Reports. On or before the third Business Day preceding each Distribution Date, the Borrower shall prepare (or cause the Servicer to prepare) and deliver to the Administrative Agent, Royal and the Collateral Agent a report, substantially in the form of Exhibit C or in such other form reasonably acceptable to the Administrative Agent and the Collateral Agent (a "Monthly Report"), as of the preceding Month End Date signed by a Financial Officer of the Servicer, setting forth among other things the amounts payable to each Person pursuant to Section 4.1, and a Borrowing Base Certificate, setting forth a calculation of the Borrowing Base (together with such other information set forth therein) as of the preceding Month End Date signed by a Financial Officer of the Servicer;

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                                                 Receivables Financing Agreement

              (v) Proceedings. As soon as possible and in any event within two Business Days after, the Borrower receives notice thereof, any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action or proceeding of the type described in
         Section 8.14, notice thereof and, upon the Collateral Agent's, Royal's or the Administrative Agent's request, copies of all non-confidential or non-privileged documentation relating thereto that are in the possession of the Borrower, KBK or the Servicer.

              (vi) Litigation. As soon as possible and in any event within two Business Days of the Borrower's knowledge thereof, notice of (A) any litigation, investigation or proceeding of the type described in
         Schedule 8.14 not previously disclosed to the Collateral Agent or the Administrative Agent, and (B) any material adverse development in previously disclosed litigation, investigation or proceeding;

              (vii) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstance that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect;

              (viii) Termination Events. As soon as possible and in any event within two Business Days after the occurrence of each Termination Event or Unmatured Termination Event, a written statement of a Financial Officer of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto; and

              (ix) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Receivables, or the condition or operations, financial or otherwise, of the Borrower as the Collateral Agent, the Administrative Agent, the Liquidity Agent or Royal may from time to time reasonably request.

              (i) Use of Proceeds. The Borrower shall use the proceeds of the Loans made hereunder solely to purchase Receivables from KBK pursuant to the Purchase and Sale Agreement.

              (j) Interest Rate Hedge. If at any time (i) the excess of (A) the weighted average of the stated interest rates applicable to the fixed-rate Eligible Term Loan Receivables over (B) the Alternate Reference Rate plus 1.4% shall at any time be less than 0.25%, or (ii) the aggregate Outstanding Balances of fixed-rate Eligible Term Loan Receivables exceeds $20,000,000 the Borrower shall, at its own expense and within five Business Days after the occurrence of such condition, enter into, and thereafter maintain in full force and effect, one or more Hedge Agreements, each of which shall contain a payment schedule, providing for payment of interest on a monthly basis equal to the Alternate Reference Rate plus 1%, relating to such fixed-rate Eligible Term Loan Receivables and once so hedged, shall no longer

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                                                 Receivables Financing Agreement
         constitute fixed rate Eligible Term Loan Receivables for purposes of this Section 9.1(j). The Borrower agrees to execute such documents and instruments as may be necessary or, in the reasonable opinion of the Collateral Agent, Administrative Agent or Royal, desirable, to effect the assignment of its rights under the Hedge Agreements to the Collateral Agent for the benefit of the Secured Parties.

              (k) UCC Filings. The Borrower shall file or cause to be filed and maintain in effect all UCC financing statements, and take all such other actions, as may be necessary to protect the validity, perfection and priority of the Collateral Agent's security interest in the Collateral.

         Section 9.2 Negative Covenants of the Borrower. From the date hereof until all Obligations shall have been finally and fully paid and performed, the Borrower shall perform its Obligations under this Section 9.2.

              (a) Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or involuntarily any Adverse Claims upon or with respect to any of the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

              (b) Mergers, Acquisitions, Sales, Subsidiaries, etc. The Borrower shall not:

              (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments and securities received in settlement of Receivables, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

              (ii) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except pursuant to the Transaction Documents; or

              (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents.

              (c) Amendments to Certain Documents. The Borrower shall not amend, supplement, amend and restate, or otherwise modify or agree to any waiver of any provision contained in its certificate of incorporation or by-laws or any Transaction Document unless it is made (a) in accordance with the terms of such document, instrument or agreement or
         (b)

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         with the prior written consent of the Administrative Agent, the
         Liquidity Agent, Lender, the Collateral Agent and Royal.

              (d) Incurrence of Indebtedness; Distributions. The Borrower shall not create, incur or permit to exist, any Indebtedness except for (a) Indebtedness and liabilities incurred pursuant to the Transaction Documents and normal trade payables incurred in the ordinary course of its business and (b) Indebtedness arising under Hedging Agreements; and the Borrower shall not pay or make any distributions if, after giving effect thereto, any Termination Event or Unmatured Termination Event would exist.

              (e) Deposits. The Borrower shall not deposit or otherwise credit, or cause or permit to be so deposited or credited by any Person, to the Collection Account or the Lockbox Account cash or cash proceeds other than the Collections. The Borrower shall deposit any Collections received directly thereby into the Collection Account within one Business Day.

              (f) Change in Business Policy. The Borrower shall not make any material change in the character of its business.

              (g) Change in Payment Instructions or Accounts. The Borrower shall not make any change in its instructions to Obligors regarding Collections or payments to be made to the Collection Account, the Lockbox Account or any post-office box, unless (i) the Administrative Agent shall have received notice of such change and (ii) the Administrative Agent previously shall have consented in writing to such change, such consent not to be unreasonably delayed or withheld. The Borrower shall not add or terminate any bank as the Collection Account Bank, the Lockbox Account Bank, or any post-office box or make any change in its instructions regarding payments to be made by the Collection Account Bank, Lockbox Account Bank or any post-office box, unless (A) the Collateral Agent shall have received duly executed counterparts of the Lockbox Account Agreement (in form and substance reasonably satisfactory to the Collateral Agent) with such Lockbox Account Bank, or information satisfactory to the Collateral Agent with respect to the Collection Account Bank, in each case, such account shall be an Eligible Account, and (B) the Collateral Agent previously shall have consented in writing to such termination or change (such consent not to be unreasonably withheld).

              (h) Forms of Receivables. The Borrower shall not fund or acquire any Receivable that is (i) not substantially in a form previously approved by the Collateral Agent or (ii) if not specifically approved, in a form which does not materially deviate in any substantive way from the provisions of any form that has been approved by the Collateral Agent.

              (i) Hedging. The Borrower shall not at any time permit the notional amount of any Hedge Agreement to vary from the amount required under Section 2.6(iii) by more than 2.0%.

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                                    ARTICLE X
                       TERMINATION EVENTS AND THEIR EFFECT

         Section 10.1 Termination Events. Each of the following shall constitute a Termination Event under this Agreement:

              (a) Non-Payment of Loans, Etc. The Borrower shall fail to make any payment when due of any principal of or interest on any Loan, the Fees and other amount payable by the Borrower hereunder or under any other Transaction Documents, which failure shall have continued for two Business Days.

              (b) Non-Compliance with Other Provisions. The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Security Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the occurrence thereof.

              (c) Breach of Representations and Warranties. Any representation or warranty of the Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent, Royal or the Lender for purposes of or in connection with this Agreement or any other Transaction Document (including, without limitation, any certificates delivered pursuant to Section 9.1(h)(i) or (ii) and any Monthly Report or Borrowing Base Certificate delivered pursuant to Section 9.1(h)(iii) shall prove to have been false or incorrect in any material respect when made or deemed to have been made.

              (d) Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to the Borrower or KBK.

              (e) Borrowing Base Deficit. At any time the aggregate principal amount of all Loans outstanding hereunder shall exceed the Borrowing Base and such condition shall continue unremedied for two consecutive Business Days.

              (f) Hedging Agreement. The Borrower shall fail to comply with
         Section 9.1(j).

              (g) Ratios. (i) The three-month rolling average Default Ratio of Purchased Receivables shall equal or exceed 5% or (ii) the six-month rolling average Default Ratio for Loan Receivables shall equal or exceed 3.5%.

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              (h) Tax Liens; ERISA Liens. The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Borrower or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to
         Section 4068 of ERISA with regard to any of the assets of the Borrower.

              (i) Validity of Transaction Documents. (a) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, (b) the Borrower, KBK or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (c) the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral shall, in whole or in part, cease to be a perfected first priority security interest.

              (j) Change in Control. A Change in Control shall have occurred with respect to the Borrower or KBK.

              (k) Defaults Under Other Agreements. (a) A "Servicer Termination Event" (as defined therein) shall have occurred under the Servicing Agreement, and (b) a "Purchase and Sale Termination Event" (as defined therein) shall have occurred under the Purchase and Sale Agreement, (c) an "Insurance Agreement Event of Default" (as defined therein) shall have occurred under the Insurance Agreement or (d) any party to any Hedging Agreement shall fail to make any payment when due and such failure shall remain unremedied for two Business Days.

              (l) Net Worth. The Borrower shall cease to have a tangible net worth of at least $10,000,000, as determined in accordance with GAAP.

              (m) Investment Company. The Borrower becomes an "investment company" with the meaning of the Investment Company Act of 1940, as amended.

              (n) Merger. The Borrower or KBK shall enter into any transaction or merger in which it is not the surviving entity, or dispose of all or substantial portion of its assets, except as specifically permitted under the Transaction Documents.

              (o) Parent Undertaking. The Parent fails to perform its obligations provided in the Parent Undertaking or the Parent Undertaking at any time ceases to be in full force and effect.

              (p) Royal Policy. The Royal Policy ceases to be in effect or any claim is made in accordance with the terms thereof on the Royal Policy.

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         Section 10.2 Effect of Termination Event.

              (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in Section 10.1(d)), the Administrative Agent may, and at the request of the Lender shall, by notice to the Borrower (with a copy to the Collateral Agent and Royal), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Lender's Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations shall become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Lender's Commitment shall terminate.

              (b) Automatic Termination. Upon the occurrence of a Termination Event described in Section 10.1(d), the Commitment Termination Date shall be deemed to have occurred automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

                                   ARTICLE XI
                                  THE SERVICER

         Section 11.1 KBK as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person(s) designated from time to time as the Servicer(s) under the Servicing Agreement (the "Servicer"). KBK agrees to perform the duties and obligations of the Servicer pursuant to the terms thereof and the other Transaction Documents.

         Section 11.2 Certain Agreements of the Servicer.

              (a) Change in Credit and Collection Policy. The Servicer shall not, without the prior written consent of the Administrative Agent and Royal, make any change in, or alter or otherwise modify in any material respect, the Credit and Collection Policy; provided, however, that each of the Administrative Agent and Royal shall be deemed to have given such consent if the Administrative Agent and Royal have not given notice to the Servicer of a decision to withhold such consent within two weeks of receiving written notice of any such proposed modification.

              (b) Agreement Not to Resign. KBK acknowledges that the Lender, the Administrative Agent, the Collateral Agent, the Liquidity Agent, Royal have relied on KBK's agreement to act as the Servicer hereunder and under the Servicing Agreement in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, KBK agrees not to resign as the Servicer

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


         voluntarily except under the circumstances described in, and in accordance with, the Servicing Agreement.

              (c) Designation of the Servicer. The Borrower agrees not to designate any Person other than KBK as the Servicer without the prior written consent of the Administrative Agent, the Liquidity Agent and Royal.

              (d) Termination. Except as otherwise provided in the Servicing Agreement, the authorization of the Servicer to act on behalf of the Borrower under this Agreement and the other Transaction Documents shall terminate upon the replacement of the Servicer pursuant to the Servicing Agreement.

                                   ARTICLE XII
                    ADMINISTRATIVE AGENT AND COLLATERAL AGENT

         Section 12.1 Authorization and Action. Pursuant to agreements entered into with the Administrative Agent, the Lender has appointed and authorized the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         Section 12.2 The Administrative Agent's and the Collateral Agent's Reliance, Etc. The Administrative Agent and the Collateral Agent, and their respective directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrative Agent and the Collateral Agent: (a) may consult with legal counsel (including counsel for the Borrower, KBK, the Servicer, the Backup Servicer, the Custodian, Royal or each Hedge Counterparty), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Secured Party or any other holder of any interest in the Loans and shall not be responsible to any Secured Party or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document or to inspect the property (including the books and records) of any party thereto; (d) shall not be responsible to any Secured Party or any other holder of any interest in the Loans for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be

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


by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         Section 12.3 The Liquidity Agent, the Collateral Agent, the Administrative Agent and Affiliates. The Liquidity Agent, the Collateral Agent, the Administrative Agent and any of their respective Affiliates may generally engage in any kind of business with the Borrower, KBK, the Servicer, the Backup Servicer, Custodian, or each Hedge Counterparty or any of their respective Affiliates and any Person who may do business with or own securities thereof, all as if they were not the Administrative Agent, the Collateral Agent and the Liquidity Agent, respectively, and without any duty to account therefor to any Secured Party or any other holder of an interest in the Collateral.

         Section 12.4 Appointment and Powers of the Collateral Agent. The Secured Parties party hereto hereby appoint the Collateral Agent as their agent hereunder and hereby authorize the Collateral Agent to take such action on their behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Secured Parties agree that the Collateral Agent shall not be required to exercise any discretion or take any action or refrain from taking any action in its capacity as the Collateral Agent, but shall only be required to act or refrain from acting in such capacity (and shall be fully protected in so acting or refraining from acting) upon the instruction of the Administrative Agent (or if the Royal Policy remains in effect, the instruction of Royal (with prior written consent of the Administrative Agent)). The Collateral Agent shall be entitled to retain experts and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Collateral Agent and each of the Secured Parties is that of the Collateral Agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any of the Secured Parties or impose on the Collateral Agent any obligations other than those for which express provision is made herein.

         If the Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Except as required by the specific terms of this Agreement, the Collateral Agent shall have no duty to exercise any right, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder, unless directed to do so by the Administrative Agent (or if the Royal Policy remains in effect, by Royal (with prior written consent of the Administrative Agent) (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding on the Secured Parties), and shall not, without the prior approval of the Administrative Agent or Royal, as applicable, waive any default on the part of the Borrower or the Servicer. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action (i) which the Collateral Agent has determined will expose the Collateral Agent to personal or financial liability, unless indemnified

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


to its satisfaction, or (ii) which is contrary to this Agreement, the other Transaction Documents, or applicable law.

              The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been given, signed or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Termination Event shall have occurred and be continuing, unless an officer of the Collateral Agent has actual knowledge thereof or the Collateral Agent has received written notice thereof from the Secured Parties.

         Section 12.5 The Collateral Agent and Employees of the Collateral
Agent.

              (a) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder.

              (b) The Collateral Agent makes no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or the sufficiency or effectiveness of any collateral assigned by this Agreement or as to or for the validity or collectibility of any obligation contemplated by this Agreement. The Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Collateral Agent in conformity with the provisions of this Agreement.

              (c) The Collateral Agent may exercise any of its duties hereunder by or through agents or employees. The possession of the Collateral by such agents or employees shall be deemed to be the possession of the Collateral Agent.

              (d) The provisions of this Section shall survive the termination of this Agreement and the resignation of the Collateral Agent hereunder.

         Section 12.6 Successor Agent. The Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered, 30 days prior to the effectiveness of such resignation, to each of the Liquidity Providers, the Liquidity Agent, the Administrative Agent, the Lender, Royal and the Borrower, and may be removed at any time with cause by an instrument in writing duly executed by or on behalf of the Liquidity Agent or Royal. Subject to the provisions hereof, the Liquidity Agent and Royal shall also have the right to appoint a successor Collateral Agent upon any such resignation or removal, by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without any formality other than appointment and designation in writing. Upon the making and acceptance of such appointment, the execution and delivery by such successor Collateral Agent of a ratifying instrument

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


pursuant to which such successor Collateral Agent agrees to assume the duties and obligations imposed on the Collateral Agent by the terms of this Agreement, and the delivery to such successor Collateral Agent of the Collateral, and documents and instruments then held by the retiring the Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the retiring the Collateral Agent, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. No removal or resignation of the Collateral Agent shall be effective unless and until a successor Collateral Agent has been duly appointed, and the appointment of such successor Collateral Agent has been accepted by such successor Collateral Agent. If no successor Collateral Agent shall be appointed within 90 days following the resignation or removal the Collateral Agent, the parties agree to submit to the applicable court for appointment of the successor Collateral Agent. No Collateral Agent shall be discharged from its duties or obligations hereunder until the Collateral and documents and instruments then held by such retiring the Collateral Agent shall have been transferred or delivered to the successor Collateral Agent in its capacity as bank or trust company, until such retiring the Collateral Agent shall have executed and delivered to the successor Collateral Agent appropriate instruments substituting such successor Collateral Agent for purposes of this Agreement and assigning the retiring the Collateral Agent's interest in the Collateral, to the successor Collateral Agent. If no successor Collateral Agent shall be appointed, as aforesaid, or, if appointed, shall not have accepted its appointment, within 30 days after notice of resignation or removal of the retiring the Collateral Agent, then, subject to the provisions hereof, the retiring Collateral Agent may appoint a successor Collateral Agent with the written consent of the Liquidity Agent and Royal. Each such successor Collateral Agent shall provide the Borrower, the Administrative Agent, the Lender, each Liquidity Provider, the Liquidity Agent and Royal with its address and telephone numbers. Notwithstanding the resignation or removal of the Collateral Agent hereunder, the provisions of this Article XII shall continue to inure to the benefit of such retiring Collateral Agent in respect of any action taken or omitted to be taken by such retiring the Collateral Agent in its capacity as such while it was the Collateral Agent under this Agreement. The Borrower shall provide prompt notice to each Rating Agency and the Administrative Agent of the appointment of a successor Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to substantially all the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of the parties thereto, anything herein to the contrary notwithstanding.

         Section 12.7 Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties hereunder through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent or the Collateral Agent shall not be responsible for the negligence or misconduct of the Custodian or any other agents or attorneys-in-fact selected by it with reasonable care.

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                                  ARTICLE XIII
                                   ASSIGNMENTS

         Section 13.1 Restrictions on Assignments. Neither the Borrower nor KBK may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender, the Administrative Agent, the Liquidity Agent and Royal. The Lender may not assign its rights hereunder, any Loan or the Lender Note (or any portion thereof) to any Person without the prior written consent of the Borrower, the Administrative Agent and the Liquidity Agent; provided, however, that

              (a) the Lender may assign all or any part of its rights and interests in the Transaction Documents, together with all or any part of its interest in the Loans, to the Liquidity Agent, to any Liquidity Provider, or to any "bankruptcy remote" or commercial paper special purpose entity the business of which is administered by the Administrative Agent or the Liquidity Agent and which will be able to issue commercial paper notes rated at least P-1 by Moody's (or the equivalent thereof by another nationally recognized statistical rating organization); and

              (b) the Lender may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Loans, to its collateral agent, to secure the Lender's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Lender incurred in connection with the funding of the Loans hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of this Section 13.1 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

         Within five Business Days after notice to the Borrower, the Administrative Agent, Liquidity Agent of any proposed assignment for which consent is required, the Borrower, the Administrative Agent and the Liquidity Agent agree to provide consent or non-consent thereto. If the Borrower, the Administrative Agent, the Liquidity Agent does not consent to such an assignment by the Lender, then the Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to any Liquidity Provider or any Affiliate of any Liquidity Provider.

         Section 13.2 Documentation. Any assignor shall deliver to each assignee an assignment, in such form as such assignor, the related assignee, the Administrative Agent, Royal and Liquidity Agent may agree, duly executed by such assignor, assigning any such Loan to the assignee, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the

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assignee's right, title and interest in connection with such assignment, and to enable the assignee to exercise or enforce any rights in connection with such assignment.

         Section 13.3 Rights of Assignee of the Lender. Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from the Lender pursuant to this Article XIII, the respective assignee receiving such assignment shall have all of the rights of the Lender hereunder with respect to such Loans and all references to the Lender, as an Affected Party, in Section 6.1 shall be deemed to apply to such assignee.

         Section 13.4 Notice of Assignment by the Lender. The Lender shall provide notice to the Borrower and Royal of any assignment hereunder by the Lender to any assignee (other than to a Liquidity Provider). The Lender authorizes the Administrative Agent to, and the Administrative Agent agrees that it shall, endorse the Lender Note to reflect any assignments made pursuant to this Article XIII or otherwise.

                                   ARTICLE XIV
                                 INDEMNIFICATION

         Section 14.1 General Indemnity of the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Agent, the Liquidity Agent, the Lender, Royal, each Liquidity Provider, each Hedge Counterparty, the Custodian, the Backup Servicer and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (b) any tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party. Without limiting the foregoing, but subject to the exclusions
(a) through (b) above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

              (a) the grant of a security interest to the Collateral Agent pursuant to the Security Agreement;

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              (b) the breach of any representation or warranty made by the
         Borrower (or any of its respective officers) under or in connection with this Agreement or the other Transaction Documents, any Monthly Report, Borrowing Base Certificate or any other information, report or certificate delivered by the Borrower pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

              (c) the failure by the Borrower to comply in any material way with any applicable law, rule or regulation with respect to any Collateral, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

              (d) the failure to vest and maintain vested in the Collateral Agent a first-priority perfected security interest in all the Collateral, free and clear of any Adverse Claim, other than an Adverse Claim arising under the Transaction Documents;

              (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral;

              (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

              (g) any claim in connection with any Obligor Collateral related to the Receivables;

              (h) subject to Section 6.1, any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the making, maintenance or funding, directly or indirectly, of any Loan, or any other interest in the Collateral; or

              (i) the commingling of the proceeds of Collateral at any time with other funds.

         Section 14.2 Indemnity of the Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, KBK, as the Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the failure of KBK to perform its obligations under any Transaction Document, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting the foregoing, but subject

                                       55
                                                 Receivables Financing Agreement
to the exclusions in clause (a) above, KBK, as the Servicer, agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

              (a) the breach of any representation or warranty made by KBK (or any of its respective officers) under or in connection with this Agreement or the other Transaction Documents, any Monthly Report, Borrowing Base Certificate or any other information, report or certificate delivered by the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

              (b) the failure by KBK to comply in any material way with any applicable law, rule or regulation with respect to any Receivable or any related Obligor Collateral or the nonconformity of any Receivable with any such applicable law, rule or regulation;

              (c) any failure of KBK, as the Servicer, or otherwise, to perform its duties or obligations in accordance with the provisions of Section 11, the provisions of the Servicing Agreement or any provision contained in any other Transaction Document; or

              (d) the commingling of the proceeds of Collateral at any time with other funds.

         Section 14.3 Contribution.

              (a) If for any reason the indemnification provided above in
         Section 14.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and Borrower, on the other hand, as well as any other relevant equitable considerations.

              (b) If for any reason the indemnification provided above in
         Section 14.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then KBK, as Servicer, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and KBK, as Servicer, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and KBK, as Servicer, on the other hand, as well as any other relevant equitable considerations.

                                       56
                                                 Receivables Financing Agreement

                                   ARTICLE XV
                                  MISCELLANEOUS

         Section 15.1 No Waiver; Remedies. No failure on the part of the Lender, the Administrative Agent, the Collateral Agent, the Lender, the Backup Servicer, the Liquidity Agent, any other Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of DG Bank and the Liquidity Providers is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by DG Bank and the Liquidity Providers to or for the credit or the account of Borrower, to any Obligations now or hereafter existing under this Agreement.

         Section 15.2 Amendments, Etc. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto or the Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by each of the parties hereto and consented by the Hedge Counterparty and Royal, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless the Lender (or the Administrative Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn; and provided, further, that the Administrative Agent Fee Letter as in effect on the date hereof supplements this Agreement, but execution thereof does not need to be consented to by the Hedge Counterparty or Royal.

         Section 15.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, in each case, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

                                       57
                                                 Receivables Financing Agreement

         Section 15.4 Costs, Expenses and Taxes. In addition to its obligations under Section 14.1, the Borrower agrees to pay on demand:

              (a) (i) all reasonable costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Lender, the Backup Servicer, the Liquidity Agent, each Liquidity Provider and Royal in connection with the negotiation, preparation, execution and delivery of this Agreement, the Lender Note, each other Transaction Document or Program Documents and any amendments, consents or waivers executed in connection therewith, including, without limitation, the fees and expenses of the Rating Agencies and the reasonable fees and expenses of counsel to any of such Persons (including reasonable fees and expenses of independent accountants, examiners and auditors) incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies thereunder, and (ii) all costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Lender, the Backup Servicer, the Liquidity Agent, each Liquidity Provider and Royal in connection with the enforcement of, or any actual or claimed breach of, this Agreement, the Lender Note or the other Transaction Documents or Program Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection therewith; and

              (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Notes, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 15.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Borrower, KBK, the Collateral Agent, the Liquidity Agent, the Lender, the Administrative Agent, and their respective successors and assigns, and the provisions of Article IV, Article VI, Article XIV and Article XV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower or KBK pursuant to Article VIII and the indemnification and payment provisions of Article XIV and Article VI, Sections 15.4 and 15.11 shall be continuing and shall survive any termination of this Agreement and any termination of KBK's rights to act as the Servicer hereunder or under any other Transaction Document.

                                       58
                                                 Receivables Financing Agreement

         Section 15.6 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         Section 15.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 15.8 GOVERNING LAW. THIS AGREEMENT AND THE LENDER NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WHICH SHALL BE DEEMED TO INCLUDE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE OF THE STATE OF NEW YORK.

         Section 15.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

         Section 15.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BORROWER, KBK, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, LENDER OR ANY OTHER AFFECTED PARTY. EACH OF BORROWER AND KBK ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

         Section 15.11 No Proceedings. The Borrower and KBK hereby agrees that it will not institute against the Lender, or join any other Person in instituting against the Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy)

                                       59
                                                 Receivables Financing Agreement
so long as any Commercial Paper Notes issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.11 shall survive the termination hereof.

         Section 15.12 Entire Agreement. This Agreement and the other Transaction Documents executed and delivered herewith represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

         Section 15.13 Confidentiality. Each party hereto agrees to maintain the confidentiality of this Agreement and the other Transaction Documents, and all information obtained in connection herewith in respect of the Borrower, KBK, the Lender, the Administrative Agent, the Collateral Agent, the Custodian, or Royal, as applicable (collectively, the "Information"), provided, that this Agreement, the Transaction Documents and the Information may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the legal counsel and auditors of such party if such counsel or auditors agree to hold it confidential, (iii) the rating agencies rating the Commercial Paper Notes to the extent such information relates to the Receivables or the transactions contemplated by this Agreement, (iv) any Liquidity Provider or potential Liquidity Provider (if they agree to hold it confidential) to the extent such information relates to the Receivables or the transactions contemplated by this Agreement, (v) any placement agent placing the Commercial Paper Notes, (vi) in connection with the enforcement of the Transaction Documents and (vii) any regulatory authorities having jurisdiction over the party hereto or otherwise required by applicable law.

         Section 15.14 Limited Recourse. Except as explicitly set forth herein, no recourse under any Transaction Document shall be had against, and no liability shall attach to, any trustee, officer, employee, director, Affiliate, shareholder, partner, member or beneficiary, whether directly or indirectly, of any party thereto, or any of their respective Affiliates. It is expressly agreed and understood as a condition of (and in consideration for) the execution and delivery of each Transaction Document that each Transaction Document is the corporate obligation of the parties thereto, to the extent explicitly set forth therein, and that none of any trustee, officer, employee, director, Affiliate, shareholder, partner, member or beneficiary, whether directly or indirectly, of any party shall have any liability for the performance or breach of performance of any of the obligations under the Transaction Documents.

         Section 15.15 Third Party Beneficiary. Each party hereto acknowledges and agrees that Royal is a third party beneficiary under this Agreement and shall have the full power to enforce its rights and benefits granted hereunder.

                            [SIGNATURE PAGES FOLLOWS]

                                       60
                                                 Receivables Financing Agreement

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   KBK ACCEPTANCE COMPANY LP,
                                   as the Borrower

                                   By:   /s/ ROBERT J. MCGEE
                                      -------------------------------------
                                      Name:  Robert J. McGee
                                      Title: President

                                   2200 City Center II
                                   301 Commerce Street
                                   Fort Worth, TX 76102
                                   Attention:  Deborah Wilkinson
                                   Telephone: (817) 258-6059
                                   Facsimile: (817) 258-6143

                                       S-1
                                                 Receivables Financing Agreement

                                   KBK FINANCIAL, INC.

                                   By:   /s/ DEBORAH B. WILKINSON
                                      -------------------------------------
                                      Name:  Deborah B. Wilkinson
                                      Title: Executive Vice President

                                   2200 City Center II
                                   301 Commerce Street
                                   Fort Worth, TX 76102
                                   Attention:  Deborah Wilkinson, CFO
                       `           Telephone: (817) 258-6174
                                   Facsimile: (817) 258-6105

                                       S-2
                                                 Receivables Financing Agreement

                                   AUTOBAHN FUNDING COMPANY L.L.C.,
                                   as the Lender

                                   By: DG BANK Deutsche Genossenschaftsbank AG,
                                       as its attorney-in-fact

                                   By:   /s/ PATRICK PREECE
                                      -------------------------------------
                                      Name:  Patrick Preece
                                      Title: Vice President

                                   By:   /s/ RICHARD J. WISNIEWSKI
                                      -------------------------------------
                                      Name:  Richard J. Wisniewski
                                      Title: Vice President

                                   Autobahn Funding Company L.L.C.
                                   c/o DG BANK Deutsche Genossenschaftsbank AG
                                   609 Fifth Avenue, Suite 911
                                   New York, NY 10017
                                   Attention: Patrick Preece
                                   Telephone: (212) 745-1665
                                   Facsimile: (212) 745-1661

                                       S-3
                                                 Receivables Financing Agreement

                                   DG BANK DEUTSCHE
                                   GENOSSENSCHAFTSBANK AG,
                                   as the Administrative Agent

                                   By:   /s/ PATRICK PREECE
                                      -------------------------------------
                                      Name:  Patrick Preece
                                      Title: Vice President


                                   By:   /s/ RICHARD J. WISNIEWSKI
                                      -------------------------------------
                                      Name:  Richard J. Wisniewski
                                      Title: Vice President

                                   DG BANK Deutsche Genossenschaftsbank AG
                                   609 Fifth Avenue, Suite 911
                                   New York, New York 10017
                                   Attention: Patrick Preece
                                   Telephone: (212) 745-1665
                                   Facsimile: (212) 745-1661


                                                 Receivables Financing Agreement

                                   BANK ONE, N.A., as the Collateral Agent

                                   By:   /s/ SCOTT MILLER
                                      -------------------------------------
                                      Name:  Scott Miller
                                      Title: Authorized Signer

                                   c/o Global Corporate Trust Services
                                   100 East Broad Street, 8th Floor
                                   Columbus, OH 43215
                                   Attention: Scott Miller
                                   Telephone: (614) 248-8699
                                   Facsimile: (614) 248-5195


                                                 Receivables Financing Agreement